Exhibit 10.1

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

Confidential treatment requested with respect to certain portions hereof denoted with

“***”

LICENSE AGREEMENT

This License Agreement (“Agreement”) is made as of July 12, 2017 (the “Effective Date”) by and between BioDelivery Sciences International, Inc., a Delaware corporation with its principal offices at 4131 Parklake Avenue, Suite 225, Raleigh, North Carolina 27612 (“Parent”), its wholly-owned subsidiary Arius Pharmaceuticals, Inc., a Delaware corporation with an office at the same address (“Arius”, and together with Parent, “BDSI”), and Purdue Pharma, an Ontario limited partnership with its principal office at 575 Granite Court, Pickering, ON Canada L1W 3W8 (“Purdue”). BDSI and Purdue are sometimes referred to collectively herein as the “Parties” or singly as a “Party.”

RECITALS

WHEREAS, BDSI wishes to grant to Purdue, and Purdue wishes to obtain from BDSI, an exclusive license to develop, manufacture (or have manufactured), market, advertise, promote, distribute, offer for sale, sell, and import the Licensed Product in the Territory on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. In addition to the capitalized terms defined elsewhere in this Agreement, the following terms used in this Agreement shall have the meaning set forth below:

“AAA” shall have the meaning set forth in Section 14.03(c).

“Acquired Entity” means, in the event BDSI or any Affiliate thereof acquires any Third Party or all or substantially all of the stock, assets, or business of a Third Party or otherwise obtains control of a Third Party (with “control”, for purposes of this definition, having the meaning set forth below in the definition of “Affiliate”), such Third Party or any Affiliate thereof.

“Acquiring Entity” means any Third Party that acquires all or substantially all of the stock, assets, or business of BDSI or any Affiliate thereof (or all or substantially all of the assets or business thereof related, in either case, to this Agreement) or otherwise obtains control of BDSI or any Affiliate thereof (with “control”, for purposes of this definition, having the meaning set forth below in the definition of “Affiliate”), or any Affiliate of such Third Party.

“ADE” means any Adverse Event associated with any Licensed Product or Demonstration Sample (including Adverse Drug Reactions).

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

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“Administrative NDS” shall have the meaning set forth in Section 2.01.

“Adverse BDSI Acquirer” means a Third Party that is marketing, advertising, promoting, offering for sale, or selling, or has granted exclusive rights to another Third Party to engage in any of the foregoing with respect to, a BDSI Competing Product in the Territory or a Purdue Competing Product in the Territory, provided that marketing, advertising, or promotional efforts primarily intended for consumption outside the Territory that are nonetheless visible, audible, or otherwise accessible inside the Territory (e.g., via the internet, television or radio broadcast, or the like) shall not themselves be construed to constitute any of the foregoing activities in the Territory.

“Adverse BDSI Acquisition” means the occurrence of any of the following: (a) any consolidation or merger of Parent with or into any Adverse BDSI Acquirer, or any other corporate reorganization, acquisition or other transaction involving Parent and an Adverse BDSI Acquirer, in which those persons or entities that are stockholders of Parent immediately prior to such consolidation, merger or reorganization own less than fifty percent (50%) of the surviving entity’s voting power immediately after such consolidation, merger or reorganization; (b) a change in the legal or beneficial ownership of fifty percent (50%) or more of the voting securities of Parent (whether in a single transaction or series of related transactions) where, immediately after giving effect to such change, the legal or beneficial owner of more than fifty percent (50%) of the voting securities of Parent is an Adverse BDSI Acquirer; or (c) the sale, transfer, lease, license or other disposition of all or substantially all of Parent’s assets or business (or that portion thereof related to the subject matter of this Agreement, including the shares or assets of Arius or Arius Two) in one or a series of related transactions to an Adverse BDSI Acquirer. Notwithstanding the foregoing, an Adverse BDSI Acquisition shall not include a bona fide financing transaction in which voting control of Parent transfers to one or more persons or entities who acquire Parent’s equity securities from Parent in exchange for either an investment in Parent or the cancellation of indebtedness owed by Parent, or a combination thereof, unless the securities issued to a single Adverse BDSI Acquirer in such financing constitute more than fifty percent (50%) of the voting securities of Parent outstanding immediately following such financing, in which case such transfer shall be deemed an Adverse BDSI Acquisition.

“Adverse Event” or “AE” means any untoward medical occurrence in a patient or clinical investigation subject administered Licensed Products or Demonstration Samples and which does not necessarily have to have a causal relationship with such treatment.

“Adverse Reaction” or “Adverse Drug Reaction” or “ADR” means a response to any Licensed Product or Demonstration Sample which is noxious and unintended and which occurs at doses normally used in man for prophylaxis, diagnosis or therapy of disease or for modification of physiological function.

“Affiliate” means an individual, trust, business trust, joint venture, partnership, corporation, association or any other entity which controls, is controlled by or is under common control with, a Party. For the purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

Confidential treatment requested with respect to certain portions hereof denoted with

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respect to any Party, shall mean the possession (directly or indirectly) of (a) more than fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the outstanding voting securities of a corporation or comparable equity interest in any other type of entity or (b) the power to direct or cause the direction of the management or policies of any such Party (whether through ownership of securities or other ownership interests, by contract or otherwise).

“Agreement” shall have the meaning set forth in the introduction.

“API” means an active pharmaceutical ingredient.

“Applicable Laws” means all applicable laws, rules, regulations and guidelines that may apply to the development, marketing, manufacturing or sale of any Licensed Product or the performance of either Party’s obligations under this Agreement, including but not limited to all laws, regulations and guidelines governing the import, export, development, marketing, distribution and sale of any Licensed Product in the Territory, to the extent relevant, all “current Good Manufacturing Practices” or “current Good Clinical Practices” standards or guidelines promulgated by Governmental Authorities.

“Arius” shall have the meaning set forth in the introduction.

“Arius Two” shall have the meaning set forth in Section 9.09.

“Audited Party” shall have the meaning set forth in Section 14.11.

“BDSI” shall have the meaning set forth in the introduction.

“BDSI Acquisition” means the occurrence of any of the following: (a) any consolidation or merger of Parent with or into any Third Party, or any other corporate reorganization, acquisition or other transaction involving a Third Party, in which those persons or entities that are stockholders of Parent immediately prior to such consolidation, merger or reorganization own less than fifty percent (50%) of the surviving entity’s voting power immediately after such consolidation, merger or reorganization; (b) a change in the legal or beneficial ownership of fifty percent (50%) or more of the voting securities of Parent (whether in a single transaction or series of related transactions) where, immediately after giving effect to such change, the legal or beneficial owner of more than fifty percent (50%) of the voting securities of Parent is a Third Party; or (c) the sale, transfer, lease, license or other disposition of all or substantially all of Parent’s assets or business related to the subject matter of this Agreement in one or a series of related transactions to a Third Party. Notwithstanding the foregoing, a BDSI Acquisition shall not include a bona fide financing transaction in which voting control of Parent transfers to one or more persons or entities who acquire Parent’s equity securities from Parent in exchange for either an investment in Parent or the cancellation of indebtedness owed by Parent, or a combination thereof, unless the securities issued to a single Third Party in such financing constitute more than fifty percent (50%) of the voting securities of Parent outstanding immediately following such financing, in which case such transfer shall be deemed a BDSI Acquisition.

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“BDSI Competing Product” means ***.

“BDSI Documentation” means all documentation, reports, case report forms, data, information and the like, including all notes, summaries and analyses related thereto, in whatever form or media, in the possession or control of BDSI or any Affiliate thereof, which result from or otherwise describe (i) pre-clinical, clinical, or other research and development activities directly related to any Licensed Product, including but not limited to clinical studies or manufacturing- or formulation-related activities, and/or any results thereof, (ii) information directly concerning the use or administration of Licensed Products, including but not limited to AEs, ADRs, ADEs, and/or SAEs, or (iii) or other BDSI Know-How contained or referenced in any Governmental Approvals or Regulatory Filings.

“BDSI Improvements” shall have the meaning set forth in Section 3.05.

“BDSI Indemnitees” shall have the meaning set forth in Section 10.02.

“BDSI TPMCXA” means:

(i) for units of Licensed Product supplied by BDSI to Purdue under the Supply Agreement, the total prices paid by BDSI to all Third Party manufacturers involved in manufacturing a unit of a particular dosage strength of such Licensed Product for such unit supplied to Purdue pursuant to the Supply Agreement (excluding analytical costs for in-process and release testing performed by such Third Party manufacturers); or

(ii) for units of Licensed Product not supplied by BDSI under the Supply Agreement, Purdue’s reasonable, documented direct cost of procuring such Licensed Product (excluding analytical costs for in-process and release testing performed by such manufacturers).

“BEMA” means the proprietary bioerodible, mucoadhesive multi-layer polymer film technology Controlled by BDSI, as embodied in the Current Product as it exists as of the Effective Date, or described in or claimed in any Licensed Patents, and as such may be improved or enhanced by any Licensed Improvement.

“BEMA-based Product” means any product that incorporates or is based directly on the use of the BEMA technology.

“Books and Records” means, in whatever media, any and all books and records, reports and accounts directly related to the Commercialization of the Licensed Product in the Territory or any other activities of the relevant Party (or Affiliate thereof) with respect to Licensed Products.

“Calendar Quarter” means each of those three (3) calendar month periods of each Calendar Year ending March 31, June 30, September 30 and December 31, provided, that the initial Calendar Quarter shall begin on the Effective Date and end September 30, 2017.

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

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“Calendar Year” means (a) for the first Calendar Year, the period commencing on the Effective Date and ending on December 31 of the same year, (b) for the Calendar Year in which this Agreement expires or is terminated, the period beginning on January 1 of such Calendar Year and ending on the effective date of such expiration or termination, and (c) for all other years, each successive twelve (12) consecutive month period beginning on January 1 and ending December 31.

“CA$” refers to an amount expressed in Canadian dollars.

“Claims” shall have the meaning set forth in Section 10.01.

“Commercialization” means the marketing, promotion, advertising, offering for sale, selling and/or distribution of any Licensed Product; and the term “Commercialize” has a corresponding meaning.

“Commercially Reasonable Efforts” means, with respect to the efforts to be expended by a Party with respect to any objective hereunder, ***.

“Competent Authorities” means, collectively, the Governmental Authorities in the Territory responsible for the regulation of medicinal products intended for human use, including Health Canada.

“Confidential Information” means all information and know-how and any tangible embodiments thereof provided by or on behalf of one Party to the other Party or an Affiliate thereof either in connection with the discussions and negotiations pertaining to this Agreement or in the course of performing under this Agreement, which may include data, knowledge, practices, processes, ideas, research plans, formulation or manufacturing processes and techniques, scientific, manufacturing, marketing and business plans, and financial and personnel matters relating to the disclosing Party or to its present or future products, sales, suppliers, customers, employees, investors or business; provided, that, information or know-how of a Party will not be deemed Confidential Information of such Party for purposes of this Agreement if such information or know-how: (a) was already known to the receiving Party, other than under an obligation of confidentiality or non-use, at the time of disclosure to such receiving Party, as can be shown by written records; (b) was generally available or known to parties reasonably skilled in the field to which such information or know-how pertains, or was otherwise part of the public domain, at the time of its disclosure to such receiving Party; (c) became generally available or known to parties reasonably skilled in the field to which such information or know-how pertains, or otherwise became part of the public domain, after its disclosure to such receiving Party through no fault of the receiving Party; (d) was disclosed to such receiving Party, other than under an obligation of confidentiality or non-use, by a Third Party who had no obligation to the disclosing Party not to disclose such information or know-how to others, as can be shown by written records; or (e) was independently discovered or developed by such receiving Party, as can be shown by its written records, without the use or benefit of, or reliance on, Confidential Information of the disclosing Party. Notwithstanding anything to the contrary, and regardless of which Party or Affiliate thereof first discloses any information concerning Product Improvements to the other Party or any Affiliate thereof, any information related to Product Improvements shall be the Confidential Information of BDSI, and BDSI shall be deemed the disclosing Party, and Purdue the receiving Party, with respect to such Confidential Information.

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“Control” means, with respect to any intellectual property right, regulatory documentation, clinical data, trademark or trade name, the possession of the ability or right, whether by ownership, license or otherwise, to grant a license or sublicense as provided for herein without violating the terms of any agreement or other arrangement with any Third Party existing on the Effective Date or, with respect to any intellectual property rights, regulatory documentation, clinical data, trademark or trade name acquired from a Third Party following the Effective Date, any agreements in effect at the time such rights are acquired or licensed. For Know-How or Patents to which a Party obtains control pursuant to a written agreement executed between such Party or any Affiliate thereof and a Third Party after the Effective Date, “Control” shall only be deemed to exist pursuant to the first sentence of this definition if the grant of a license or sublicense thereunder, or exercise of rights by the other Party or an Affiliate thereof under such a license or sublicense, in accordance with this Agreement does not result in such Party or any Affiliate thereof owing payment to a Third Party, unless the other Party agrees to pay the resulting amounts due to the applicable Third Party as a condition of receiving such grant of rights.

“Cover” means that the use, manufacture, sale, offer for sale, development, commercialization or importation of the subject matter in question by an unlicensed entity would infringe a Valid Claim of a Patent.

“Current Product” means that certain Licensed Product that is the subject of NDS Dossier ID: 183069 (the “Current Product NDS”).

“Demonstration Samples” means a BEMA-based Product, lacking any API, that otherwise would constitute a Licensed Product and is used to demonstrate the manner in which a Licensed Product is prepared and used, and labeled “demonstration samples, for demonstration purposes only.”

“DINs” means the drug identification numbers assigned by Health Canada to the Licensed Product, which are 02465221, 02465248, 02465256, 02465264, 02465272, 02465280, and 02465299.

“Effective Date” shall have the meaning set forth in the introduction.

“Endo” means Endo Pharmaceuticals Inc.

“Endo Health Canada Letter” means the letter from Endo, Paladin, and/or the appropriate affiliate thereof to Health Canada, duly executed by Endo, Paladin, and/or the appropriate affiliate thereof and in substantially such form as attached hereto as Exhibit F, to be filed with Health Canada, in e-CTD format, to permit Health Canada access to the buprenorphine (BELBUCA) files in respect of Purdue’s Administrative New Drug Submission for the transfer of the DINs from Paladin to Purdue.

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“Exchange Rate” means the rate of exchange quoted by the Royal Bank of Canada on the applicable date as its rate of exchange for converting Canadian dollars into United States dollars.

“First Commercial Sale” means the first sale, or other transfer, exchange, or disposition for value, of a Licensed Product in the Territory by Purdue, an Affiliate thereof, or a Sublicensee following the Effective Date, provided that, notwithstanding the foregoing, (i) except as set forth in clause (ii) below, a sale in nominal amounts for purposes of ensuring the Licensed Product’s inclusion on a formulary shall not be considered a sale or other transfer, exchange, or disposition for value for purposes of this definition and, notwithstanding the preceding clause (i), (ii) First Commercial Sale shall in any event be deemed to occur no later than upon CA$*** in gross sales of Licensed Products, including all such sales in nominal amounts described in clause (i) for purposes of such calculation.

“Force Majeure” shall have the meaning set forth in Section 14.02.

“Generic Product” means, with respect to a Licensed Product, a product sold by a Third Party in the Territory that (a) contains buprenorphine as its sole API, (b) has been declared a bioequivalent of such Licensed Product pursuant to section C.08.004(4) of the Canadian Food and Drug Regulations or any successor legislation or regulation thereto, as stated on the applicable Notice of Compliance, (c) is approved for use for one or more of the same clinical indications approved for such Licensed Product under an abbreviated new drug submission submitted pursuant to section C.08.002.1 of the Canadian Food and Drug Regulations or any successor legislation or regulation thereto in which such Licensed Product is the reference listed drug, (d) is freely substitutable in the provinces of Ontario and Quebec by the pharmacist for such Licensed Product when filling a prescription written for such Licensed Product without having to seek authorization to do so from the physician writing such prescription, and (e) is not sold pursuant to a sublicense granted under this Agreement to such Third Party by Purdue, its Affiliates, or Sublicensees with respect to such Licensed Product (i.e., is not an “authorized generic”) or any rights related thereto.

“Governmental Approval” means all permits, licenses and authorizations, including but not limited to, import permits and Marketing Authorizations, required by any Competent Authority as a prerequisite to the manufacturing, marketing, or selling of a Licensed Product for human therapeutic use in the Territory.

“Governmental Authority” means any domestic or foreign government, whether national, federal, state, provincial, territorial, local, municipal or other government, any governmental, regulatory or administrative authority, agency or commission, any self-regulatory organization, or any court, tribunal, commission, judicial or arbitral body having adjudicative, regulatory, judicial, quasi-judicial, administrative or similar functions.

“Improvements” means any and all developments, enhancements, inventions or discoveries directly relating to BEMA, the Licensed Technology, any Licensed Product, or the manufacture or use of any of the foregoing that (i) is invented, conceived, developed or acquired by a Party, any Affiliate thereof, or any employees, agents, or other representatives of any of the foregoing, solely or jointly with the other Party, any Affiliate thereof, any Third Party, or any

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employees, agents, or other representatives of any of the foregoing, or (ii) otherwise comes under the Control of a Party or an Affiliate thereof, at any time during the Term, including any of the foregoing intended to enhance the safety and/or efficacy of a Licensed Product.

“Initial BDSI TPMXCA” means, for each dosage strength of Licensed Product, the BDSI TPMXCA set forth on Exhibit A.

“Initial Licensed Patents” means those Patents set forth on Exhibit C.

“Initial NOC Fee Amount” shall have the meaning set forth in Section 2.01(d).

“Joint Improvement” shall have the meaning set forth in Section 3.05.

“Know-How” means all know-how, trade secrets, inventions, data, processes, techniques, procedures, compositions, devices, methods, formulas, protocols and information, whether or not patentable, which are not generally publicly known, including, without limitation, all chemical, biochemical, toxicological, and scientific research information, whether in written, graphic or video form or any other form or format.

“Knowledge” of a Party means (a) actual knowledge of any executive or other senior officer of such Party or Affiliate thereof or (b) any fact or matter known to an employee of such Party or an Affiliate thereof of which any such senior officer of such Party or Affiliate would reasonably be expected to discover or otherwise become aware of in the course of the reasonable conduct of his or her duties.

“Licensed Improvement” means, to the extent Controlled by BDSI during the Term, (i) any Improvement, including any Joint Improvement, directly concerning Licensed Products (or the manufacture or use thereof) that is invented, conceived, or developed in whole or in part by BDSI or any of its employees, agents, or other representatives during the Term and (ii) any Product Improvement.

“Licensed Know-How” means all Know-How that is (a) under the Control of BDSI or any of its Affiliates as of the Effective Date or comes under BDSI’s or any of its Affiliates’ Control during the Term and (b) necessary or useful to manufacture or Commercialize Licensed Products in the Territory, including any such Know-How concerning Licensed Improvements, provided that, notwithstanding anything to the contrary, Licensed Know-How shall not include any Know-How that is owned, licensed, or otherwise controlled at any time by any Acquiring Entity or Acquired Entity, except to the extent such Know-How was already included within the Licensed Know-How immediately prior to the date of the transaction by which such Acquiring Entity or Acquired Entity, respectively, first became an Acquiring Entity or Acquired Entity, respectively.

“Licensed Marks” means those logos, tradenames, trademarks, and associated registrations or applications therefor in the Territory set forth on Exhibit B.

“Licensed Patents” means, with respect to the Territory, (a) the Initial Licensed Patents; (b) any additions, divisionals, continuations, continuations-in-part, conversion, supplemental

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

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examinations, extensions, term restorations, registrations, re-instatements, amendments, reissuances, corrections, substitutions, re-examinations, revalidations, supplementary protection certificates, and renewals of the Initial Licensed Patents in the Territory; (c) all patents issuing in the Territory from any of the Patents mentioned in clause (a) or (b) above; and (d) all Patents Controlled by BDSI in the Territory Covering or otherwise claiming any Licensed Improvement; provided that, notwithstanding anything to the contrary, Licensed Patents shall not include any patents or patent applications that are owned, licensed, or otherwise controlled at any time by any Acquiring Entity or Acquired Entity, except to the extent that they were already included within the Licensed Patents immediately prior to the date of the transaction by which such Acquiring Entity or Acquired Entity, respectively, first became an Acquiring Entity or Acquired Entity, respectively.

“Licensed Product” means the Current Product or any other BEMA-based Product which contains buprenorphine as its sole API.

“Licensed Technology” means the Licensed Patents and the Licensed Know-How.

“Losses” shall have the meaning set forth in Section 10.01.

“Marketing Authorization” means all necessary and appropriate regulatory approvals, including variations thereto, to put a Licensed Product on the market for sale for human therapeutic use in the Territory.

“Marketing Authorization Transfer” means grant of a NOC to Purdue with respect to Licensed Product to transfer the DINs from Paladin to Purdue.

“NDS” means a new drug submission filed pursuant to Section C.08.002 of Canada’s Food and Drugs Regulations, all amendments and supplements thereto, and all additional documentation required to be filed with any Governmental Authority in the Territory for approval to commence commercial sale of a Licensed Product for human therapeutic use in the Territory.

“Negotiation Notice” shall have the meaning set forth in Section 11.09.

“Negotiation Period” shall have the meaning set forth in Section 11.09.

“Net Sales” means ***.

If any such sales to Third Parties are made in transactions that are not at arm’s length between the buyer and the seller, then the gross amount to be included in the calculation of Net Sales shall be the amount that would have been invoiced had the transaction been conducted at arm’s length, as reasonably determined in good faith by Purdue, its Affiliate, or Sublicensee, as applicable, subject to deductions set forth above, and such amount that would have been invoiced shall be determined, wherever possible, by reference to the average selling price of the relevant Licensed Product in arm’s-length transactions in the Territory. The gross amount of sales to be included in the calculation of Net Sales shall also include the fair market value of any non-cash

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consideration received by Purdue, its Affiliates or Sublicensees for the sale or other transfers of Licensed Products or any right, title or interest in Licensed Products, subject to the deductions set forth in clauses (i), (ii), (iii), and (iv) above. Fair market value will be calculated reasonably and in good faith by Purdue as of the time of transfer of such non-cash consideration to Purdue, its Affiliates or Sublicensees. Net Sales shall be determined, and Books and Records maintained, in accordance with normally accepted accounting principles, such as GAAP, IFRS or similar accounting principles, on a basis consistent with the audited consolidated financial statements of Purdue, its Affiliates, or its Sublicensees, as applicable. Licensed Products shall be considered sold when billed out or invoiced, or, if not billed out or invoiced, when payment for such Licensed Products is received.

“NOC” shall have the meaning set forth in Section 2.01.

“NOC Fees” shall have the meaning set forth in Section 2.01.

“NOC Filer” shall have the meaning set forth in Section 2.01.

“On Average” means ***

“Paid Party” shall have the meaning set forth in Section 4.03(e).

“Paladin” means Paladin Labs Inc.

“Parent” shall have the meaning set forth in the introduction.

“Patents” means all rights under patents and patent applications, and any and all patents issuing therefrom (including utility, model and design patents, and certificates of invention), together with any and all substitutions, extensions (including supplemental protection certificates), registrations, confirmations, reissues, divisionals, continuations, continuations-in-part, re-examinations, renewals and domestic and foreign counterparts of the foregoing, and all improvements, supplements, modifications or additions.

“Paying Party” shall have the meaning set forth in Section 4.03(e).

“Pharmacovigilance Agreement” shall have the meaning set forth in Section 6.05.

“Prime Rate of Interest” means the prime rate of interest per annum quoted by the Royal Bank of Canada from time to time as its reference rate of interest for Canadian Dollar demand loans made to its commercial customers in Canada and which the Royal Bank of Canada refers to as its “prime rate”, as such rate may be changed from time to time.

“Product Improvement” means any Improvement directly concerning BEMA, any Licensed Product, or the use or manufacture of either of the foregoing that is invented, conceived, or developed by or on behalf of Purdue, any of its Affiliates, or any of its or their employees, agents, or other representatives, whether alone or jointly with BDSI, any Affiliate thereof, or any Third Party or any of its or their employees, agents, or other representatives, as a result of the exercise of the rights granted to Purdue with respect to any Licensed Product hereunder or as a result of their access to, or use or knowledge of, BDSI’s Confidential Information, BEMA, or Licensed Products.

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“Product Recall” means any recall or market withdrawal of a Licensed Product from or in the Territory.

“Product-Related Contracts” shall have the meaning set forth in Section 13.06.

“Product-Related Materials” means all advertising and promotional materials (including but not limited to flyers, brochures, pamphlets and electronic media), labeling and packaging materials, and any materials or items similar to the foregoing to the extent, in each case, pertaining exclusively to the Licensed Products and in the possession or control of Purdue or any Affiliate thereof, and, to the extent Controlled by Purdue or an Affiliate thereof, all copyright and similar rights to the contents thereof, provided that the foregoing rights shall not include any rights to any trademark, logos, or the like other than Purdue Marks.

“Purdue” shall have the meaning set forth in the introduction.

“Purdue Competing Product” means ***.

“Purdue Documentation” means all documentation, reports, case report forms, data, information and the like, including all notes, summaries and analyses related thereto, in whatever form or media, in the possession or control of Purdue or any Affiliate thereof, which result from or otherwise describe (i) pre-clinical, clinical, or other research and development activities directly related to any Licensed Product conducted by or for Purdue, its Affiliates, or any Sublicensees in the Territory, including but not limited to clinical studies or manufacturing- or formulation-related activities, and/or any results thereof, (ii) information obtained by or on behalf of Purdue or Affiliate thereof directly concerning the use or administration of Licensed Products, including but not limited to AEs, ADRs, ADEs, and/or SAEs, or (iii) or other Purdue Know-How contained or referenced in any Governmental Approvals or Regulatory Filings, excluding for greater certainty any Purdue information not related to the Licensed Product or its Commercialization, use, or manufacture.

“Purdue Improvement” shall have the meaning set forth in Section 3.05.

“Purdue Indemnitees” shall have the meaning set forth in Section 10.01.

“Purdue Know-How” means any Know-How generated by or on behalf of Purdue or any Affiliate thereof during the Term, or that otherwise comes under the Control of Purdue or any Affiliate thereof following the Effective Date and during the Term, that results from, or directly and solely relates to, the manufacture or Commercialization of, or exercise of any rights granted under this Agreement with respect to, any Licensed Product by or on behalf of Purdue, its Affiliates, or any Sublicensees, as applicable, or Purdue’s, its Affiliates’, or Sublicensees’ access to, or use or knowledge of, BDSI’s Confidential Information or BEMA, as applicable, including any Know-How coming under the Control of Purdue or its Affiliates relating to any Purdue Improvement.

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“Purdue Marks” means any trademarks, service marks, trade dress, or logos under Control of Purdue or any Affiliate thereof that are used by Purdue, any Affiliate thereof, or any Sublicensee specifically for any Licensed Product at any time in connection with the use, development, promotion, marketing, distribution, offer for sale, or sale of any Licensed Product in the Territory, other than (a) the Licensed Marks and (b) any trademarks, trade names, service marks, trade dress, or logos that are generally representative of Purdue, any Affiliate thereof, or any Sublicensee as a business or any products of any of the foregoing other than any Licensed Products.

“Purdue Patents” means any Patents under the Control of Purdue or any Affiliate thereof during the Term that Cover any Purdue Know-How or any Purdue Improvement.

“Quality Agreement” shall have the meaning set forth in Section 6.05.

“Reasonable Cross Border Efforts” means ***.

“Regulatory Filing” means an application for Marketing Authorization, investigational new drug application, clinical trial applications, preclinical and clinical studies and tests related to the Licensed Product, any drug master files or the like in the Territory, and any other filings or submissions required by or provided to Competent Authorities relating to the research, development, use, manufacture, or Commercialization of any Licensed Product, including any supporting documentation, correspondence, meeting minutes, amendments, supplements, registrations, governmental licenses or permits, regulatory drug lists, advertising and promotion documents, adverse event files, complaint files, and manufacturing, shipping, or storage records with respect to any of the foregoing.

“Requesting Party” shall have the meaning set forth in Section 14.11.

“ROFN Notice” shall have the meaning set forth in Section 11.09.

“ROFN Notice Period” shall have the meaning set forth in Section 11.09.

“ROFN Product” means ***.

“ROFR Patents” shall have the meaning set forth in Section 11.10.

“ROFR Product” means ***.

“ROFR Product License Agreement” shall have the meaning set forth in Section 11.10.

“Royalty Statement” shall have the meaning set forth in Section 4.03(a).

“Rules” shall have the meaning set forth in Section 14.03(c).

“Sensitive Information” shall have the meaning set forth in Section 5.02.

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“Serious Adverse Event” or “SAE” means an Adverse Event that at any dose (a) results in death, (b) is life-threatening, (c) requires inpatient hospitalization or prolongation of existing hospitalization, (d) results in persistent or significant disability/incapacity, or (e) results in a congenital anomaly/birth defect. The term “life-threatening” in this definition refers to an event in which the patient was at risk of death at the time of the event; it does not refer to an event which hypothetically might have caused death if it had been more severe. Important medical events that may not be immediately life-threatening or result in death or hospitalization but may jeopardize the patient or require intervention to prevent one of the other outcomes listed above should also be included in this definition to the extent reasonable medical and scientific judgement indicates that expedited reporting is appropriate under Applicable Laws.

“Serious Adverse Reaction” or “SAR” means an Adverse Reaction that at any dose (a) results in death, (b) is life-threatening, (c) requires inpatient hospitalization or prolongation of existing hospitalization, (d) results in persistent or significant disability/incapacity, or (e) results in a congenital anomaly/birth defect. The term “life-threatening” in this definition refers to an event in which the patient was at risk of death at the time of the event; it does not refer to an event which hypothetically might have caused death if it had been more severe. Important medical events that may not immediately result in death or hospitalization but may jeopardize the patient or require intervention to prevent one of the other outcomes listed above should also be included in this definition to the extent reasonable medical and scientific judgement indicates that expedited reporting is appropriate under Applicable Laws.

“Sublicensee” means any Third Party, other than an Affiliate of Purdue, to whom any of the rights granted to Purdue under this Agreement have been sublicensed as permitted hereby.

“Supply Agreement” means that certain Supply Agreement between Parent and Purdue dated as of the Effective Date.

“Term” shall have the meaning set forth in Section 13.01.

“Territory” means Canada.

“Third Party” means any entity other than: (a) BDSI, (b) Purdue, or (c) an Affiliate of BDSI or Purdue.

“Third Party Claim” shall have the meaning set forth in Section 7.04.

“Third Party License” shall have the meaning set forth in Section 11.10.

“Third Party Offer” shall have the meaning set forth in Section 11.10.

“Valid Claim” means a claim of any pending Patent application or issued and unexpired Patent that has not been disclaimed, revoked, held unenforceable, unpatentable or invalid by a decision of a court or other Governmental Authority of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and that has not been admitted to be invalid or unenforceable through re-examination, re-issue, disclaimer or otherwise, or lost in an interference proceeding.

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Section 1.02 Interpretation. The Section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Except where the context clearly requires to the contrary: (a) each reference in this Agreement to a designated “Section” or “Exhibit” is to the corresponding Section or Exhibit of or to this Agreement; (b) instances of gender or entity-specific usage (e.g., “his” “her” “its” “person” or “individual”) shall not be interpreted to preclude the application of any provision of this Agreement to any individual or entity; (c) “including” shall mean “including, without limitation”; (d) references to Applicable Laws shall mean such Applicable Laws in effect during the Term (taking into account any amendments thereto effective at such time without regard to whether such amendments were enacted or adopted after the Effective Date); (e) references to “CA$”, “$” or “dollars” shall mean the lawful currency of Canada unless otherwise explicitly indicated, on a case-by-case basis to refer to the lawful currency of the United States; (f) references to “Federal” or “federal” shall be to laws, agencies or other attributes of the United States (and not to any State or locality thereof); (g) the meaning of the terms “domestic” and “foreign” shall be determined by reference to the United States; (h) references to “days” shall mean calendar days; (i) references to months or years shall be to the actual calendar months or years at issue (taking into account the actual number of days in any such month or year); and (j) days, business days and times of day shall be determined by reference to Raleigh, North Carolina.

ARTICLE II

INITIAL APPROVAL

Section 2.01 Initial Marketing Authorization.

(a) The Parties acknowledge that a notice of compliance (“NOC”) with respect to the Current Product NDS was issued to Paladin (the “NOC Filer”) on June 21, 2017.

(b) BDSI shall use its best efforts to cause a transfer of such Marketing Authorization in the Territory to Purdue as soon as reasonably possible following the Effective Date, including, within *** business days of the Effective Date, causing the NOC Filer to submit the Endo Health Canada Letter to Health Canada. BDSI shall notify Purdue of any correspondence it receives with respect to the Current Product NDS within *** business days following its receipt by BDSI. BDSI acknowledges and agrees that, subject to Section 2.01(d), BDSI shall be responsible for all costs and expenses it incurs in connection with its performance of its obligations under this Section 2.01.

(c) Purdue shall use its best efforts to file, with the Competent Authority, an administrative new drug submission for the Licensed Product (an “Administrative NDS”) to transfer from the NOC Filer to Purdue the DINs as soon as reasonably possible after

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the NOC Filer’s submission of the Endo Health Canada Letter to Health Canada, and in any case within *** days after the labeling information required to complete the Administrative NDS is prepared and approved by Purdue and BDSI, such approval in either case not to be unreasonably withheld, and Purdue shall thereafter use its best efforts to cause, as soon as reasonably possible, the grant of a NOC, and transfer and re-assignment of the DINs, to Purdue. BDSI shall use (i) its best efforts to cause the NOC Filer to take all reasonable actions necessary to initiate the transfer of the DINs to Purdue, including causing the NOC Filer to provide a letter to the Competent Authority in the appropriate form authorizing the Competent Authority to transfer the DINs issued to the NOC Filer, with such transfer to take effect as soon as reasonably possible thereafter and (ii) Commercially Reasonable Efforts to provide reasonable assistance to Purdue to file at the Competent Authority its Administrative NDS.

(d) Purdue shall reimburse BDSI ***.

(e) In the event any Governmental Authority in the Territory explicitly requires, as evidenced by written communication therefrom, ***.

Section 2.02 Purdue Development. Except in accordance with Section 2.01(e), Purdue shall use Commercially Reasonable Efforts to comply with and, upon Marketing Authorization Transfer, maintain all Governmental Approvals in the Territory. Except as may explicitly be provided in the Supply Agreement, BDSI will have the right to review and comment, and have such comments reasonably considered by Purdue, reasonably in advance with regard to all development-, manufacturing- and formulation-related activities proposed to be conducted by or on behalf of Purdue or any Affiliate thereof in regards to any Licensed Product in the Territory. In addition, except as explicitly permitted by the Supply Agreement, Purdue shall not, without BDSI’s consent, develop, Commercialize, undertake any dosage-, manufacturing-, or formulation-related changes to the Current Product or any other Licensed Product. Notwithstanding the foregoing, it is hereby acknowledged by BDSI that no such development- or formulation-related activities, including clinical studies, are planned or contemplated by Purdue as of the Effective Date.

Section 2.03 Regulatory Submissions. At all times, the Party preparing, filing, and/or maintaining applications for Governmental Approval, or any supplements thereto, in the Territory shall (a) inform the other Party of all material communications with the relevant Competent Authority(ies) concerning the Licensed Product and (b) provide copies of proposed material submissions to the relevant Competent Authority(ies) concerning the Licensed Product to the other Party prior to their submission to such Competent Authority. To the extent either Party receives material written or material oral communication from any Governmental Authority in the Territory with respect to any Licensed Product, the Party receiving such communication shall promptly notify the other Party and provide a copy of any written communication as soon as reasonably practicable. Except as expressly set forth in Section 2.01(c), each Party will be responsible for its own costs and expenses incurred in connection with its performance of the activities set forth in this Section 2.03.

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Section 2.04 Reporting. Once per Calendar Quarter and at such other times as may be reasonably requested by Purdue, BDSI shall provide Purdue with summary updates regarding the progress of its activities with respect to its obligations under this Article II, provided that BDSI’s obligations under this sentence shall terminate upon Marketing Authorization Transfer. During the first four (4) complete Calendar Quarters following the Effective Date, Purdue shall: (a) provide to BDSI its reasonably detailed commercial launch plan for the Licensed Products in the Territory (to be provided in or about ***) and (b) upon BDSI’s request, from time-to-time, BDSI shall have reasonable opportunities to discuss any of the foregoing or its other Commercialization plans and efforts with Purdue, which opportunities shall include, but not be limited to, two teleconferences, each to occur in separate Calendar Quarters of BDSI’s choosing, at such dates and times as the Parties shall reasonably agree in good faith. Without limiting the foregoing and in conformity with standard pharmaceutical industry practices and the terms and conditions of this Agreement, Purdue shall maintain complete and accurate Books and Records of its and its Affiliates’ research, development, manufacture, and Commercialization of the Licensed Products for a minimum of *** years following the end of the Calendar Year to which they pertain.

Section 2.05 Ownership of Regulatory Documentation. Subject to the terms of this Agreement, including Sections 3.06 and 13.06, and without affecting ownership or title to any BDSI Know-How or BDSI Documentation contained or referenced therein, Purdue shall, following the Marketing Authorization Transfer, own all Marketing Authorizations, Governmental Approvals and all other Regulatory Filings related thereto in the Territory with respect to Licensed Product, except those filings that may be made by or on behalf of BDSI, any Affiliate thereof, or any Third Party in relation to the exercise of BDSI’s retained rights with respect to Licensed Products in the Territory or performance of BDSI’s obligations under this Agreement or the Supply Agreement.

ARTICLE III

LICENSES; IMPROVEMENTS

Section 3.01 License Fee. In partial consideration for the licenses granted under Section 3.02(a), Purdue shall pay to BDSI an initial one-time non-refundable license fee of ***, by wire transfer of immediately available funds to an account to be designated by BDSI. Purdue shall pay such license fee within *** days of the Effective Date.

Section 3.02 Licensed Technology. The terms and conditions of the license granted to Purdue shall be as follows:

(a) Subject to the terms and conditions of this Agreement, BDSI hereby grants to Purdue an exclusive (subject to BDSI’s retained rights under this Section 3.02(a)), royalty-bearing, license under the Licensed Technology to manufacture or have manufactured (subject to the terms of the Supply Agreement), import, and Commercialize the Licensed Product(s) in the Territory, which license shall be sublicensable as set forth in the second paragraph of this clause (a). Notwithstanding anything to the contrary (including but not limited to the exclusivity of the rights granted above or below), BDSI retains, on behalf of it, its Affiliates, and its or their

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contractors, licensees, or sublicensees, sublicensable rights, transferable in accordance with Section 14.01, under the Licensed Technology and Licensed Marks to (i) perform BDSI’s obligations under Article II and such other obligations as are necessary to reflect the NOC Filer’s status as the initial holder of the Current Product NDS, but only during the period from the Effective Date until the Marketing Authorization Transfer, and (ii) research, develop, manufacture, have manufactured, use or import Licensed Products or Demonstration Samples in the Territory but solely for purposes related to the export, distribution, use, development, or commercialization thereof outside the Territory. For clarity, BDSI’s or its Affiliates’ purchase of Licensed Products or Demonstration Samples in the Territory and its or their subsequent sale and export of such Licensed Products or Demonstration Samples to BDSI’s Affiliates or Third Parties located outside of the Territory for purposes of enabling the sale and/or use of such products outside the Territory are included within the scope of BDSI’s retained rights set forth in clause (ii) above. Once per Calendar Quarter and at such other times as may be reasonably requested by Purdue, BDSI shall provide Purdue with summary updates regarding its research, development or manufacturing activities (whether directly or through a Third Party) in respect of the Licensed Products or Demonstration Samples in the Territory if BDSI undertakes any such activities as allowed under this Section 3.02(a).

Purdue shall have the right to sublicense any rights granted to it under this clause (a) or Section 3.03(a) within the Territory, provided that (i) Purdue shall provide BDSI with a copy of any executed sublicense agreement (subject to the last sentence of this Section 3.02(a)), (ii) Purdue shall not grant any Affiliate or Third Party any rights to Commercialize any Licensed Products, nor utilize any Third Party, other than employees of Purdue, to Commercialize any Licensed Products unless, in any of the foregoing cases, consented to in writing by BDSI, such consent not to be unreasonably withheld, provided that the foregoing shall not be construed to prohibit any assignment of this Agreement by Purdue pursuant to Section 14.01, (iii) Purdue shall secure all reasonably appropriate covenants, obligations and rights from each Sublicensee to ensure that Purdue can comply with its obligations under this Agreement, (iv) Purdue shall be responsible and liable for each Sublicensee’s performance of Purdue’s obligations hereunder and compliance with the terms of this Agreement, (v) all Sublicensees shall agree to be subject to the terms of this Agreement, and (vi) all sublicenses shall terminate upon the expiration or termination of this Agreement. The copy of any executed sublicense agreement provided by Purdue to BDSI pursuant to this paragraph shall be redacted as determined by Purdue, in good faith, to be necessary to protect any of its or its Sublicensee’s confidential or proprietary information unrelated to Purdue’s compliance with its obligations to BDSI hereunder.

(b) Purdue acknowledges that it shall have no right, title or interest in or to the Licensed Technology, Licensed Products, or Licensed Marks except to the extent set forth in this Agreement, and BDSI reserves all rights to make, have made, use, sell, offer for sale, and import the Licensed Technology and Licensed Products except as otherwise expressly granted to Purdue pursuant to this Agreement. Nothing in this Agreement shall be construed to grant Purdue any rights or license to any intellectual property of BDSI or any Affiliate thereof other than as expressly set forth herein and nothing in this Agreement shall be construed to grant BDSI any rights or license to any intellectual property of Purdue or any Affiliate thereof other than as expressly set forth herein.

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(c) Purdue shall be fully responsible and liable for the acts and omissions of its Affiliates in the course of any such Affiliate exercising any rights granted, or performing any obligations of Purdue, under this Agreement as if such acts or omissions had been those of Purdue, including but not limited to any breach of the provisions of this Agreement in connection therewith, and Purdue shall ensure that (i) all Affiliates of Purdue granted rights, performing obligations hereunder, or exercising rights hereunder (“Purdue Affiliates”) shall comply with the terms of this Agreement and (ii) no Affiliates other than Purdue Affiliates obtain access to, or know or use, BDSI’s Confidential Information, BEMA, or any Licensed Product. BDSI shall be fully responsible and liable for the acts and omissions of its Affiliates in the course of any such Affiliate exercising any rights granted, or performing any obligations of BDSI, under this Agreement as if such acts or omissions had been those of BDSI, including but not limited to any breach of the provisions of this Agreement in connection therewith, and BDSI shall ensure that all BDSI Affiliates granted rights, performing obligations hereunder, or exercising rights granted hereunder (“BDSI Affiliates”) shall comply with the terms of this Agreement.

(d) BDSI shall, upon reasonable request of Purdue, use Commercially Reasonable Efforts to promptly provide Purdue with copies of any BDSI Documentation, Licensed Know-How (to the extent material and in written form), or Licensed Patents, to the extent not prohibited by Applicable Law, not previously provided to Purdue, and Purdue has been granted rights thereto pursuant to this Agreement, provided that the foregoing obligation shall only apply with respect to any manufacturing-related Licensed Know-How to the extent (i) necessary to enable Purdue to satisfy any requirements under Applicable Law or (ii) requested upon a Supply Deficiency (as defined in the Supply Agreement) or Supply Failure (as defined in the Supply Agreement) and necessary to enable Purdue to manufacture or have manufactured (by Third Parties) Licensed Products as permitted by Sections 4.10 or 4.11 of the Supply Agreement or following termination thereof.

Section 3.03 Licensed Marks.

(a) License. Subject to the terms and conditions of this Agreement and BDSI’s exercise of its retained rights under Section 3.02 (with respect to which BDSI, its Affiliates, and Third Parties shall be entitled to use the Licensed Marks), BDSI hereby grants to Purdue an exclusive, paid-up, sub-licensable (subject to the constraints on sublicensing described in Section 3.02 above), royalty-free license in the Territory to use the Licensed Marks during the Term solely in connection with the manufacture and/or Commercialization of the Licensed Products in the Territory. Purdue acknowledges that it shall have no right, title or interest in or to the Licensed Marks except to the extent set forth in the license granted to Purdue under this Section 3.03, and BDSI reserves all rights to use the Licensed Marks other than those rights granted herein. Notwithstanding anything to the contrary, Purdue shall be entitled to use any trademark other than the Licensed Marks, together with the Licensed Marks or otherwise, in connection with the manufacture and/or Commercialization of the Licensed Products in the Territory.

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(b) Use of Licensed Marks. Purdue shall comply in all material respects with all Applicable Laws pertaining to the proper use and designation of the Licensed Marks. Additionally, Purdue shall:

(i) ensure that the Licensed Marks are accompanied by words accurately describing the nature of the goods or services to which it relates and that the Licensed Marks are displayed as set forth in Exhibit D;

(ii) to the extent reasonably practicable after receipt of a written request from BDSI, comply with the reasonable requirements of BDSI as to the form, manner, scale and context of use of the Licensed Marks, the use of the statements to accompany them, as well as the appearance of the Licensed Marks on containers, packaging and related marketing and promotional materials to be used for Licensed Product;

(iii) display the proper form of trademark and service mark notice associated with each Licensed Mark in accordance with instructions received from BDSI;

(iv) include, on any item which bears a Licensed Mark, a statement identifying BDSI as the owner of such Licensed Mark and stating that Purdue is an authorized user of such Licensed Mark;

(v) not conduct, without the written consent of BDSI, the whole or any part of its business under a business name or trading style which incorporates any of the Licensed Marks;

(vi) neither use nor display any of the Licensed Marks in such relation to any other mark or marks owned by any Third Party, Purdue, or an Affiliate of Purdue as to suggest that the multiple marks constitute a single or composite trademark, service mark, or are under the same proprietorship; and

(vii) ensure the Licensed Marks are only used with Licensed Products that are used or Commercialized in compliance with Applicable Laws and Governmental Approvals therefor.

(c) Additional Terms. Purdue shall not take any action inconsistent with BDSI’s ownership of the Licensed Marks. Any benefits (including goodwill) accruing from Purdue’s use of the Licensed Marks shall automatically vest in BDSI. Purdue shall not form any combination trademarks or trade names with the Licensed Marks. Purdue shall grant BDSI reasonable access to Purdue’s and its Affiliates’ facilities, labeling, packaging and promotional materials for the purpose of inspecting the use of the Licensed Marks pursuant to this Agreement in accordance with Section 14.11.

(d) Termination of License. BDSI shall be entitled to terminate the rights to Licensed Marks granted above on written notice to Purdue if, after the date of First Commercial Sale, Purdue does not use the Licensed Marks with respect to the Licensed Product for any consecutive period of twelve (12) months or more, unless the failure to use the Licensed Marks by Purdue is due to a failure or delay by BDSI in the performance of its obligations under this Agreement or the Supply Agreement, in which case the period described herein shall be extended by the duration of such failure or delay by BDSI.

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Section 3.04 Limitations Prior to Marketing Authorization Transfer. Purdue shall ensure that neither Purdue, any Affiliate thereof, nor any Third Party acting on behalf of either of the foregoing shall engage in any activity with respect to Licensed Products prior to Marketing Authorization Transfer except as permitted by this Agreement and except as may be performed in accordance with Applicable Law by a party that does not hold the Marketing Authorization for any Licensed Products in the Territory, provided that Purdue shall provide BDSI with prior written notice describing in reasonable detail any proposed such activity and, unless (x) BDSI reasonably determines in good faith that such proposed activity has a material likelihood of adversely effecting (i) the status of the Current Marketing Authorization or (ii) the Commercialization of Licensed Products in the Territory and (y) BDSI provides notice of such determination to Purdue within *** days of BDSI’s receipt of the above-referenced notice from Purdue describing such proposed activity, Purdue shall be free to engage in such activity, subject to the terms of this Agreement.

Section 3.05 Ownership of Improvements. Each Party will own all right, title and interest in and to any Improvements conceived, developed, invented or otherwise generated solely by such Party, its Affiliates, or any officer, director, employee, agent, or other representative of either of the foregoing, other than Product Improvements, and all intellectual property rights related thereto (such Improvements and intellectual property rights related thereto to be owned solely by Purdue or any Affiliate thereof pursuant to the foregoing, “Purdue Improvements”, and such Improvements and intellectual property rights related thereto to be owned solely by BDSI or any Affiliate thereof pursuant to the foregoing, “BDSI Improvements”), and the Parties shall jointly own all right, title, and interest in and to any Improvements conceived, developed, invented or otherwise generated jointly by (a) BDSI, any Affiliate thereof, or any officer, director, employee, agent, or other representative of either of the foregoing and (b) Purdue, any Affiliate thereof, or any officer, director, employee, agent, or other representative of either of the foregoing, other than Product Improvements, and all intellectual property rights related thereto (such Improvements and intellectual property rights to be owned jointly by the Parties pursuant to the foregoing, “Joint Improvements”), provided that, notwithstanding anything to the contrary, Parent shall own, and Purdue shall assign, and hereby assigns, to Parent all right, title, and interest in and to any Product Improvements and all intellectual property rights related thereto, free and clear of all liens, claims, and encumbrances not set forth in this Agreement. Except as expressly provided in this Agreement and subject to any restrictions herein, each joint owner of a Joint Improvement may make, sell, use, license, assign, mortgage or keep Joint Improvements, and otherwise undertake all activities a sole owner might undertake with respect to such inventions, discoveries and know-how, without the consent of and without accounting to the other joint owner, provided that any assignment, license or other disposition or use (i) shall at all times be and remain subject to the grants of rights and licenses and accompanying conditions and obligations with respect thereto under this Agreement, including under Sections 3.02(a), 3.06 and 13.06(a), and (ii) allow the Parties to exercise their rights and perform their obligations under this Agreement, in particular to develop, manufacture, and commercialize Licensed Products in at least the same scope as prior to such assignment, license or other such disposition. Each Party shall take all actions and execute all documents necessary to effect the purposes of the foregoing, as reasonably requested by, and at the sole expense (which shall be reasonable and documented) of, the other Party, and cause its

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respective Affiliates, and its and their officers, directors, employees, agents, representatives, contractors, and other representatives to do the same. During the Term, each Party shall promptly notify the other Party in writing and in reasonable detail of any Improvements generated or Controlled by such Party or any Affiliate thereof to which the other Party has any rights under this Agreement.

Section 3.06 Licenses to BDSI. Purdue hereby grants to BDSI an exclusive, royalty-free, fully-paid, freely sublicensable, worldwide, perpetual, irrevocable, exclusive license and right of reference, transferable with this Agreement in accordance with Section 14.01, (X) under the Purdue Documentation (to the extent Controlled by Purdue or its Affiliates), Governmental Approvals, Regulatory Filings, and, to the extent contained or referenced in any of the foregoing, Purdue Know-How, in each case solely to extent needed for BDSI, any Affiliate thereof, any licensee or sublicensee of either of the foregoing, or any contractor of any of the foregoing to comply with any applicable law, rule, regulation, or guideline or order or request of any Governmental Authority with respect to any BEMA-based Products other than Licensed Products and (Y) under the Purdue Improvements (and any related Purdue Know-How and Purdue Patents), Purdue’s and its Affiliates’ rights in any Joint Improvements (and any related Purdue Know-How and Purdue Patents), Purdue Documentation (to the extent Controlled by Purdue or its Affiliates), Governmental Approvals, Regulatory Filings, and, to the extent contained or referenced in any of the foregoing, Purdue Know-How to (1) make, have made, use, import, research, and develop Licensed Products and Demonstration Samples anywhere in the world and (2) sell, offer for sale, and otherwise commercialize Licensed Products and Demonstration Samples outside the Territory and, upon expiration or termination of this Agreement, inside the Territory, provided that the license granted under this clause (Y) with respect to Purdue Improvements directly and solely concerning buprenorphine shall only include rights to such Purdue Improvements to the extent solely related to Licensed Products, BEMA, or any Licensed Technology. Purdue shall, upon reasonable request of BDSI, promptly provide BDSI with copies of any Purdue Documentation, Purdue Know-How, Purdue Patents, or other Patents Covering any Purdue Improvements or Joint Improvements to the extent not prohibited by Applicable Law, not previously provided to BDSI, and BDSI has been granted rights thereto pursuant to this Agreement.

ARTICLE IV

ROYALTY AND MILESTONE PAYMENTS

Section 4.01 Royalty Payments.

(a) Base Royalty. Except as otherwise set forth in this Agreement, Purdue will make quarterly royalty payments to BDSI equaling *** of Net Sales.

(b) ***.

(c) Adjustment Upon Generic Competition. If, for any Calendar Quarter during the Term, total sales of Generic Product (in units) in the Territory equals or exceeds *** of total combined sales (in units) of Licensed Products and Generic Products in the Territory, the royalty rate set out in Section 4.01(a), as it may be adjusted by Section 4.01(b), applicable to Net Sales during such Calendar Quarter shall be reduced by ***.

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(d) Minimum Royalties. Within *** days following the *** anniversary of the First Commercial Sale and each anniversary thereof thereafter during the Term, Purdue shall pay BDSI an annual fee of CA$***, which amount shall be creditable against royalties due under Section 4.01(a), as adjusted pursuant to Sections 4.01(b) and 4.01(c), for the four (4) complete Calendar Quarters following the Calendar Quarter during which such anniversary occurs, provided that, notwithstanding the foregoing, (i) Purdue shall not be obligated to make any payments under this Section 4.01(d) if, at the time any such payment is due, a Generic Product has obtained Governmental Approval from the applicable Regulatory Authority in the Territory and been commercially sold by a Third Party in the Territory and (ii) ***.

Section 4.02 Milestone Payments. Purdue shall pay to BDSI, as additional license fees, the following non-refundable, non-creditable milestone payments upon the occurrence of the specified milestone event:

(a) CA$*** upon Marketing Authorization Transfer;

(b) CA$*** upon First Commercial Sale of any Licensed Product;

(c) an amount equal to the applicable Milestone Payment set forth on Exhibit E when Annual Net Sales first exceed CA$***; and

(d) an amount equal to the applicable Milestone Payment set forth on Exhibit E upon the *** of First Commercial Sale, provided that, if a Generic Product has been approved and commercially sold in the Territory by a Third Party prior to such anniversary, no amount shall be due under this clause (d).

For the avoidance of doubt, each milestone payment referred to in this Section 4.02 shall be paid only once by Purdue, the first time the relevant milestone is achieved. Purdue shall provide BDSI written notice of the achievement of each milestone specified above, and Purdue shall pay BDSI the designated amount for such milestone, within *** days of such achievement.

Section 4.03 Reports and Payments.

(a) Purdue, on behalf of itself and its Affiliates, shall, beginning with the initial Calendar Quarter during which Net Sales first occur, furnish to BDSI a quarterly written report (each, a “Royalty Statement”) showing in reasonably specific detail (i) Purdue’s, its Affiliates’, and Sublicensees’ inventory on hand of each stock keeping unit (“SKU”) of Licensed Products, sales of Licensed Products per SKU and Net Sales per SKU; (ii) amounts payable under this Agreement based upon such Net Sales (which shall include a detailed accounting of all amounts and calculations required to determine Net Sales and the amounts payable under this Agreement consistent with Sections 4.01 and 4.02); (iii) withholding taxes, if any, required by Applicable Law to be deducted with respect to any payments due BDSI under this Agreement; and (v) the date of the first commercial sale of any Licensed Product in the Territory during the reporting period. Royalty Statements shall be due no later than *** days following the close of each Calendar Quarter.

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(b) All payments due BDSI under Section 4.01 with respect to a particular Calendar Quarter shall be due no later than *** days following the end of each Calendar Quarter. All payments hereunder shall be made in United States dollars. Currency conversion for determining amounts payable in United States dollars shall be made at the Exchange Rate applicable on (i) the last business day of the applicable Calendar Quarter (for payments due under Section 4.01 or otherwise made on a Calendar Quarterly basis), (ii) the business day on which the applicable payment is triggered (or, if not triggered on a business day, the nearest business day preceding such date) (for payments due under Section 4.02 or any other payments triggered on a specific date), or (iii) for any other payments not covered by the preceding clause (i) or (ii), the last business day of the calendar month preceding the calendar month in which such payment is made. All payments owed under this Agreement shall be made by wire transfer to one or more bank accounts (which may each be the account of such Party, any Affiliate thereof, or any Third Party), in such allocation between such accounts, as shall be designated by the Party owed payment from time-to-time upon written notice, unless otherwise specified in writing by such Party, with any such designated account(s) and/or allocation(s) to remain effective with respect to payments owed to such Party until it provides written notice to the other Party setting forth any changes to such account(s) or allocation(s) for payment (in which case any changes specified in such notice shall become effective on the date specified therein).

(c) In the event that any payment due hereunder is not made when due, such payment shall accrue interest from the date due at a rate equal to the greater of (i) the Prime Rate of Interest plus *** or (ii) *** per month, or, if less, the maximum interest rate legally permissible in the Territory, calculated based on the number of days such payments are paid after the date such payments are due. The payment of such interest shall not limit a Party from exercising any other rights it may have under this Agreement as a consequence of the lateness of any payment.

(d) During the Term and for a period of *** thereafter, or longer if and as required in order for Purdue to comply with Applicable Law, Purdue shall keep complete and accurate records in sufficient detail to permit BDSI to confirm the completeness and accuracy of (i) the information presented in each Royalty Statement and all payments due hereunder and (ii) the calculation of Net Sales. BDSI and any designee thereof shall have the right to audit and inspect such Books and Records pursuant to the terms of Section 14.11 solely to confirm completeness and accuracy of the information in the Royalty Statements and amounts of payments due under this Article IV.

(e) All taxes levied on account of the payments accruing to a Party under this Agreement shall be paid by such Party for its own account, including taxes levied thereon as income to such Party. If provision is made in Applicable Law for withholding, such tax shall be deducted from the payment made by a Party (the “Paying Party”) to the other Party (the “Paid Party”) hereunder, shall be paid to the proper taxing authority by the Paying Party, and a receipt of payment of such tax shall be secured and promptly delivered to the Paid Party. Each Party agrees to reasonably assist the other Party, as reasonably requested thereby and at the Paid Party’s expense, in claiming exemption from such deductions or withholdings under any double taxation or similar agreement or treaty from time to time in force or in otherwise seeking the return, refund, or credit of any such withheld amount as applicable.

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ARTICLE V

COMMERCIALIZATION

Section 5.01 Commercialization Obligations.

(a) Purdue shall use Commercially Reasonable Efforts to cause the First Commercial Sale of Licensed Product to occur as soon as reasonably practicable following Marketing Authorization Transfer, subject to, without limitation, BDSI’s ability to supply Licensed Product in a timely manner therefor under the Supply Agreement, and Purdue shall use Commercially Reasonable Efforts to Commercialize Licensed Products in the Territory, *** and (ii) a Commercially Reasonable initial commercial and promotional launch of the Licensed Product and post-launch marketing and promotion thereof. As between the Parties, Purdue, at its own expense, will be responsible for all of its Commercialization activities in the Territory. Except as otherwise explicitly provided in this Agreement, and without limitation of Purdue’s obligations above under this Section 5.01(a), Purdue shall determine, in its sole discretion, all aspects of the Commercialization activities and be responsible for market access for Licensed Products in the Territory.

(b) Purdue shall determine pricing for Licensed Products in the Territory in its sole discretion. Purdue will not, and will ensure that its Affiliates and Sublicensees do not, ‘bundle’ any Licensed Product(s) with other products or services sold for separately stated prices, offer a discount on any Licensed Product as an enticement or in exchange for purchasing other products or services, or otherwise engage in any ‘loss leader’ or similar behavior with respect to any Licensed Product without BDSI’s prior written consent. Purdue will determine all reimbursement and launch activities related to the Product in the Territory. Purdue will apply for formulary listings of the Product with both public and private payors, as determined by Purdue.

(c) In the event Purdue sublicenses any of its rights in accordance with this Agreement, the activities of Sublicensees may apply to the satisfaction of Purdue’s obligations under this Article V, provided, that, subject to the foregoing, Purdue’s obligations under this Agreement shall not be reduced or otherwise affected by any sublicensing by Purdue of its rights under this Agreement.

(d) Upon the request of BDSI, but in no event more than once per Calendar Year, concurrent with Purdue’s brand planning schedule for its own products, Purdue shall provide to BDSI in writing its proposed annual marketing, sales and distribution plan for the Licensed Products, including a high-level summary of Purdue’s, its Affiliates’, and, to the extent available to, or in the possession of, Purdue and disclosable to BDSI without breach of any relevant agreement with the applicable Sublicensee, Sublicensees’ proposed marketing, sales and distribution strategy and tactics for the sale and distribution of the Licensed Products in the Territory during the following Calendar Year; Purdue shall use Commercially Reasonable Efforts to obtain such information from its Sublicensees on terms permitting the disclosure thereof to BDSI hereunder.

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Section 5.02 Information Sharing. BDSI will, promptly following the Effective Date, provide to Purdue all previous and current market research, training, marketing, sales and medical information materials for the Licensed Product in the Territory and in the U.S. available to and controlled by BDSI, except to the extent constituting Sensitive Information. Notwithstanding anything to the contrary, the Parties shall not in any event be required under this Agreement to disclose any information or materials to other Party (i) subject to confidentiality obligations to Third Parties or (ii) related to marketing plans, market research, pricing strategies, or similarly sensitive or strategic information related to any product other than the Licensed Product or any market other than the Territory (the “Sensitive Information”). If BDSI is prohibited from disclosing certain information pertaining to the Licensed Product and otherwise required to be disclosed to Purdue under this Agreement due to confidentiality obligations to any Third Parties, BDSI shall use Commercially Reasonable Efforts to seek the consent of such Third Parties to disclose any such information specifically requested by Purdue other than the Sensitive Information and, promptly following such consent, provide such information to the extent permitted thereby.

ARTICLE VI

REGULATORY COMPLIANCE

Section 6.01 Marketing Authorization Holder. Subject to Purdue’s obligations upon expiration or termination of this Agreement pursuant to Section 13.06, Purdue shall, upon Marketing Authorization Transfer, be the holder and owner of all Marketing Authorizations and Governmental Approvals in the Territory concerning Licensed Products and responsible for all associated legal obligations with respect thereto.

Section 6.02 Maintenance of Marketing Authorizations. Subject to its right to terminate this Agreement as provided herein, with respect to the Licensed Products, upon Marketing Authorization Transfer, Purdue agrees, at its sole cost and expense, to comply with and maintain all Marketing Authorizations and Governmental Approvals in the Territory throughout the Term, including submitting any supplemental applications, annual reports, variations or renewals thereof that are required by Applicable Law to be obtained in order to maintain the Marketing Authorizations and Governmental Approvals.

Section 6.03 Interaction with Competent Authorities. This Section 6.03 shall only be effective until such time as, and shall cease to apply once, the Pharmacovigilance Agreement is executed by the Parties. Each Party shall provide to the other Party a copy of any material correspondence or materials that it receives from a Competent Authority in the Territory regarding any Licensed Product. Such correspondence or summary shall be provided within *** business days of receipt thereof by the relevant Party. Prior to Marketing Authorization Transfer, Purdue shall be provided reasonable advance written notice of all material meetings, conferences, or calls with Competent Authorities in the Territory concerning any Licensed Product. Following Marketing Authorization Transfer, BDSI shall be provided reasonable

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advance written notice of all material meetings, conferences, or calls with Competent Authorities in the Territory concerning any Licensed Product and BDSI shall be permitted to have one regulatory representative attend all such meetings, conferences, or calls that could reasonably be anticipated to materially concern issues that are related or relevant to BEMA generally or any BEMA-based Products other than Licensed Products. With respect to any Licensed Product, Purdue shall provide BDSI with copies of any materials relating to any material regulatory matter in the Territory and, when reasonably practicable, shall provide copies of any documents to be presented to any Competent Authority in respect of such matters prior to their presentation thereto, so that BDSI, if practicable, shall have an opportunity to review in advance. The materials provided to BDSI under this Article VI with respect to material interactions with any Competent Authority will be considered Purdue’s Confidential Information.

Section 6.04 Post-Marketing Surveillance Costs. Purdue shall notify BDSI in writing if, at any time prior to the *** anniversary of the First Commercial Sale, it believes, in its reasonable, good faith judgment, that the total documented, direct costs to be incurred by Purdue during *** with respect to the conduct of any post-marketing surveillance activities required by Applicable Law or the terms of any Governmental Approvals and/or Marketing Authorizations with respect to the Licensed Product in the Territory will exceed ***. Purdue and BDSI shall, within *** of providing such notification to BDSI, engage in good faith discussions in respect of such required post-marketing surveillance activities and any potential amendments hereto with respect thereto to which the Parties may agree. If the Parties are unable to reach written agreement on how to handle such requirement and/or any potential amendments hereto with respect thereto within *** days of the end of such *** period, either Party shall be entitled to terminate this Agreement upon written notice to the other Party.

Section 6.05 Pharmacovigilance Agreement. The Parties shall use Commercially Reasonable Efforts in good faith to negotiate and execute a customary and standard forms of pharmacovigilance agreement (the “Pharmacovigilance Agreement”) and quality agreement (with respect to the Supply Agreement) (the “Quality Agreement”) as soon as reasonably possible following the Effective Date.

Section 6.06 Compliance. Purdue and BDSI shall comply with all Applicable Laws in exercising their rights and performing their obligations under this Agreement, including the provision of information by Purdue and BDSI, to the extent in its possession, to each other necessary for BDSI and Purdue to comply with any mandatory reporting requirements. Each Party shall promptly notify the other Party of any comments, responses or notices received from, or inspections by, any applicable Competent Authorities, which relate to or may impact any Licensed Product or the manufacture of any Licensed Product or the sales and marketing of any Licensed Product, and shall promptly inform the other Party of any responses to such comments, responses, notices or inspections and the resolution of any issue raised by any Competent Authorities with respect to any Licensed Product.

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ARTICLE VII

PATENTS AND TRADEMARKS

Section 7.01 Maintenance of Licensed Patents and Licensed Marks. BDSI shall control and, except as explicitly set forth in this Article VII, have full discretion in the preparation, filing, prosecution, maintenance, and defense of the Licensed Patents and Licensed Marks in the Territory, including any ex parte reexamination proceedings, inter partes review proceeding, post grant review proceeding, derivation proceeding, action for declaratory judgment, interference proceeding or other attack upon the validity, title or enforceability of any Licensed Patents in the Territory. Upon written request by BDSI, Purdue shall provide such assistance as may be necessary to enable BDSI to prosecute and obtain new patents related to any Licensed Improvements or Product Improvements Controlled by BDSI, with the cost and expense of such assistance, other than with respect to Joint Improvements, to be borne by BDSI. BDSI shall keep Purdue advised by forwarding to Purdue copies of all official correspondence (including, but not limited to, applications, office actions, responses, etc.) relating to the prosecution and maintenance of the Licensed Patents, and shall provide Purdue an opportunity to comment on any proposed responses, voluntary amendments, submissions, or other actions of any kind to be made with respect to Licensed Patents. In the event that BDSI desires to abandon any Licensed Patents and/or Licensed Marks in the Territory, BDSI shall provide reasonable prior written notice to Purdue of its intention to abandon and a reasonable opportunity to discuss BDSI’s rationale supporting such abandonment. In the event that BDSI decides to abandon any Licensed Patent in the Territory that contains Valid Claims that are specific to buprenorphine and Cover any Licensed Product, but does not contain any Valid Claims that Cover any BEMA-based products incorporating any API other than buprenorphine (such a Licensed Patent, a “Buprenorphine-Specific Patent”), (a) BDSI shall provide prompt written notice of such decision to Purdue and (b) Purdue may elect by written notice to BDSI, given within *** business days of the aforementioned notice from BDSI, continue the maintenance, defense or prosecution of such Buprenorphine-Specific Patent at Purdue’s expense, and Purdue shall be entitled to undertake such maintenance, defense, or prosecution if BDSI does not, within *** business following such written election by Purdue, notify Purdue in writing that BDSI will instead continue the maintenance, defense or prosecution of such Buprenorphine-Specific Patent. If BDSI does provide a subsequent notice to Purdue electing to retain control of such maintenance, defense or prosecution of a particular Licensed Patent, BDSI shall retain such control until such time as it later again elects to abandon such Buprenorphine-Specific Patent, in which case the rights and obligations of the Parties with respect thereto hereunder shall again apply. In the event Purdue does actually assume maintenance, defense, and prosecution of a Buprenorphine-Specific Patent pursuant to the foregoing, the ownership of such Buprenorphine-Specific Patent shall be retained by BDSI.

Section 7.02 Filing, Prosecution, and Maintenance of Patents Covering Purdue Improvements. Purdue shall control and, except as explicitly set forth in this Section 7.02, have full discretion in the preparation, filing, prosecution, maintenance, and defense of any Patents owned or controlled by Purdue or any Affiliate thereof Covering any Purdue Improvement, including any ex parte reexamination proceedings, inter partes review proceeding, post grant

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review proceeding, derivation proceeding, action for declaratory judgment, interference proceeding or other attack upon the validity, title or enforceability of any such Patents in the Territory. Purdue shall keep BDSI advised with respect to the foregoing by forwarding to BDSI copies of all official correspondence (including, but not limited to, applications, office actions, responses, etc.) relating to the prosecution and maintenance of such Patents, and shall provide BDSI a reasonable advance opportunity (to be no less than *** business days) to review and comment on any proposed patent applications, responses, voluntary amendments, submissions, or other actions of any kind to be made with respect to any such Patents, and Purdue shall reasonably take into consideration any reasonable comments made by BDSI with respect thereto. In the event that Purdue desires to abandon any such Patents Covering any Purdue Improvement, Purdue shall provide reasonable prior written notice to BDSI of Purdue’s intention to abandon and a reasonable opportunity to discuss Purdue’s rationale supporting such abandonment.

Section 7.03 Prosecution of Infringement. During the Term, each Party shall give prompt written notice to the other Party of any Third Party act in the Territory that (a) concerns any product(s) that contain buprenorphine as the sole API and (b) may infringe the Licensed Patents and/or the Licensed Marks in the Territory. BDSI shall, as between the Parties, have the sole and exclusive right with respect to Licensed Marks and Licensed Patents, but not, in either case, the obligation, to bring and control any action or proceeding (i) concerning any potential or actual infringement of the Licensed Patents or Licensed Marks or (ii) concerning any potential or actual misappropriation of any Licensed Know-How. If BDSI is unable to initiate or to prosecute such action solely in its own name or it is otherwise Commercially Reasonable and reasonably advisable to obtain an effective or interim remedy, Purdue shall, if and as requested by BDSI and at BDSI’s sole expense (which shall be reasonable and documented), join such action and take such other reasonable steps requested by BDSI as are necessary for BDSI to initiate litigation to prosecute and maintain such action, provided, that, under no circumstances will Purdue be obligated to, amend or alter any of the terms of this Agreement in a manner adverse to Purdue’s interests in order to enable BDSI to initiate litigation to prosecute and maintain such action. Purdue shall provide, at BDSI’s sole expense (which shall be reasonable and documented), such other assistance and cooperation to BDSI as may be necessary to prosecute any action against such Third Party. Any damages, monetary awards, or other amounts recovered or received in settlement by BDSI shall be applied proportionately first to defray the unreimbursed reasonable, documented costs and expenses (including reasonable attorneys’ fees) incurred by Purdue and BDSI in the action, with the remaining balance thereof (A) to be retained by BDSI if and to the extent that the amounts recovered or received by BDSI pertain to Licensed Patents other than any Buprenorphine-Specific Patents or that pertain to Buprenorphine-Specific Patents but are recovered or received with respect to the manufacture, use, sale, or import of a product other than a Licensed Product or (B) to be split *** to Purdue and *** to BDSI if and to the extent that the amounts recovered or received by BDSI directly pertain to any Buprenorphine-Specific Patents and the manufacture, use, sale, or import of a Licensed Product.

Section 7.04 Infringement Claimed by Third Parties. In the event a Third Party commences a judicial or administrative proceeding against a Party and such proceeding, other than a proceeding to which Section 7.01 applies, pertains to the manufacture, use, sale,

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marketing, or import of a Licensed Product in the Territory by or on behalf of Purdue, an Affiliate thereof, or a Sublicensee (the “Third Party Claim”), or threatens to commence such a Third Party Claim, the Party against whom such proceeding is threatened or commenced shall give prompt notice to the other Party and the Parties shall reasonably consult with each other with respect to possible strategies for addressing the alleged infringement.

Section 7.05 Payment of Costs and Expenses. Upon its receipt of a reasonably detailed invoice setting forth a Party’s reasonable, documented costs and expenses incurred pursuant to any provision of this Article VII relating to the Territory, for which the other Party shall be liable in accordance with this Article VII, such other Party shall pay such costs and expenses within *** of receipt of an invoice therefor.

ARTICLE VIII

CONFIDENTIALITY

Section 8.01 Confidentiality. The Parties agree that, for the Term and for *** thereafter, each Party will keep completely confidential and will not publish, submit for publication or otherwise disclose, and will not use for any purpose except for the purposes contemplated by this Agreement or the Supply Agreement (including but not limited to the exercise or enforcement of rights or performance of obligations under this Agreement or the Supply Agreement), any Confidential Information of the other Party.

Section 8.02 Authorized Disclosure. Each Party may disclose Confidential Information of the other Party to the extent that such disclosure is:

(a) made in response to a valid order of a court of competent jurisdiction; provided, however, that in each case such disclosing Party will, to the extent reasonably practicable, (i) first have given written notice to the other Party and given such other Party a reasonable opportunity to take appropriate action and (ii) cooperate with such other Party as necessary to obtain an appropriate protective order or other protective remedy or treatment; provided, further, that in each case, the Confidential Information disclosed in response to such court or governmental order will be limited to that information which is legally required to be disclosed in response to such court or governmental order, as determined in good faith by the Party that is obligated to disclose Confidential Information pursuant to such order;

(b) otherwise required to be disclosed by any applicable law, rule, or regulation (including, without limitation, the U.S. federal securities laws and the rules and regulations promulgated thereunder) or the requirements of any stock exchange to which a Party or any Affiliate thereof is subject; provided, however, that the Party that is so required will provide such other Party with written notice of such disclosure reasonably in advance thereof to the extent reasonably practicable and reasonable measures will be taken to assure confidential treatment of such information, including such measures as may be reasonably requested by the disclosing Party with respect to such Confidential Information;

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(c) made by such Party, in connection with the performance of this Agreement or the Supply Agreement, to such Party’s Affiliates, licensees, sublicensees, contractors, directors, officers, employees, consultants, representatives or agents, or to other Third Parties, in each case on a need to know basis and solely to use such information for business purposes relevant to and permitted or required by this Agreement or the Supply Agreement, and provided that (i) each such party to whom such Confidential Information is disclosed is bound in writing to non-use and non-disclosure obligations substantially as protective as those set forth in this Agreement and (ii) the Party making such disclosure shall be liable for such Third Parties’ compliance with such obligations; or

(d) made by such Party to:

(i) actual or potential acquirers, licensees, licensors, investment bankers, investors, merger targets, lenders, or financial institutions, specifically excluding, however, (a) non-governmental health care providers and (b) health care payors, except, in the case of (a) and (b), as required by applicable law, rule, or regulation or order or request of any Governmental Authorities; or

(ii) any Third Party to the extent such Party or an Affiliate thereof is contractually required, as of the Effective Date, to disclose any Confidential Information of the other Party to such Third Party in order to satisfy its obligations under an agreement with such Third Party as it relates to the satisfaction of such Party’s obligations hereunder or under the Supply Agreement;

and provided in each case under this clause (d) that (I) each individual and entity to whom such Confidential Information is disclosed is bound in writing to non-use and non-disclosure obligations substantially as protective as those set forth in this Agreement and (II) the Party making such disclosure shall be liable for such Third Parties’ compliance with such obligations.

Any Party making a disclosure permitted under clause (d)(i) of this Section 8.02 shall promptly notify the other Party of such disclosure, including the name of the person or entity to which the disclosure was made, unless such notice is prohibited or limited by applicable law, rule, or regulation or the terms of any contractual obligation of confidentiality between such Party and any Third Party, in which case the Party making such disclosure shall instead use Commercially Reasonable Efforts to minimize the amount of the other Party’s Confidential Information to be disclosed, or delay the disclosure of the other Party’s Confidential Information, to the extent reasonably possible without, as determined in good faith by the Party making such disclosure, adversely affecting the negotiations, transaction (or terms thereof), or existing relationship in connection with which such disclosure is being made.

Section 8.03 Disclosure of Agreement. Neither Party shall release to any Third Party or publish in any way any non-public information with respect to the terms of this Agreement or the terms of the Supply Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided, in each case with respect to such releases or disclosures requiring such consent pursuant to this Section 8.03, that (i) each individual and

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entity to whom such information is disclosed is bound in writing to non-use and non-disclosure obligations substantially as protective as those set forth in this Agreement and (ii) the Party making such disclosure shall be liable for such Third Parties’ compliance with such obligations. Notwithstanding the foregoing, a Party may disclose the terms of this Agreement or the Supply Agreement to:

(x) actual or potential acquirers, licensees, licensors, investment bankers, investors, merger targets, lenders, or financial institutions, specifically excluding, however, (a) non-governmental health care providers and (b) health care payors, except, in the case of (a) and (b), as required by applicable law, rule, or regulation or order or request of any Governmental Authorities; or

(y) any Third Party to the extent a Party or an Affiliate thereof is contractually required, as of the Effective Date, to disclose any non-public portion of this Agreement, the Supply Agreement, or any terms hereof or thereof to such Third Party in order to satisfy its obligations under an agreement with such Third Party as it relates to the satisfaction of such Party’s obligations hereunder or under the Supply Agreement;

and provided in each case under this sentence that (I) each individual and entity to whom such Confidential Information is disclosed is bound in writing to non-use and non-disclosure obligations substantially as protective as those set forth in this Agreement, (II) the Party making such disclosure shall be liable for such Third Parties’ compliance with such obligations, and (III) any Party making a disclosure permitted under clause (x) of this sentence shall promptly notify the other Party of such disclosure, including the name of the person or entity to which the disclosure was made, unless such notice is prohibited or limited by applicable law, rule, or regulation or the terms of any contractual obligation of confidentiality between such Party and any Third Party, in which case the Party making such disclosure shall instead use Commercially Reasonable Efforts to minimize the nonpublic portion of this Agreement, the Supply Agreement, or terms hereof or thereof to be disclosed, or delay the disclosure of the nonpublic portion of this Agreement, the Supply Agreement, or terms hereof or thereof, to the extent reasonably possible without, as determined in good faith by the Party making such disclosure, adversely affecting the negotiations, transaction (or terms thereof), or existing relationship in connection with which such disclosure is being made.

Nothing in this Section 8.03 shall prohibit either Party from filing this Agreement or the Supply Agreement as required by any applicable, laws, rules, or regulations, including those of the Securities and Exchange Commission, national securities exchanges (including those located in countries outside of the United States) or the Nasdaq Stock Market; provided the disclosing Party (1) discloses only such information required to be disclosed in order to comply with such requirements, as reasonably determined by such Party, including, to the extent reasonably available or applicable requesting confidential treatment of this Agreement or the Supply Agreement (after providing a reasonable opportunity for consultation by the other Party) and filing this Agreement or the Supply Agreement in redacted form and (2) to the extent reasonably practicable, reasonably in advance of such disclosure informs the other Party of the contents of the proposed disclosure. The Parties agree to cooperate with respect to requests for confidential treatment to be submitted to the Securities and Exchange Commission or any similar foreign authority with respect to certain portions of this Agreement or Supply Agreement and any redactions thereof for such purposes.

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ARTICLE IX

REPRESENTATIONS AND WARRANTIES

Section 9.01 Corporate Power. As of the Effective Date, each Party hereby represents and warrants that such Party is duly organized and validly existing under the laws of the jurisdiction of its organization and has full power and authority to enter into this Agreement and the transactions contemplated hereby and to carry out the provisions hereof.

Section 9.02 Due Authorization. As of the Effective Date, each Party hereby represents and warrants that such Party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

Section 9.03 Binding Obligation. As of the Effective Date, each Party hereby represents and warrants that this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms, except that the enforcement of the rights and remedies created hereby is subject to bankruptcy, insolvency, reorganization and similar laws of general application affecting the rights and remedies of creditors and that the availability of the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought. As of the Effective Date, each Party represents and warrants that the execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.

Section 9.04 Legal Proceedings. As of the Effective Date, each Party hereby represents and warrants to the other Party that there is no action, suit or proceeding pending against or affecting, or, to the Knowledge of such Party, threatened against or affecting that Party, or any of its assets, before any Governmental Authority in the Territory that would, if decided against such Party, have a material adverse impact on the Commercialization of the Licensed Product in the Territory or that Party’s ability to consummate the transactions and perform the obligations contemplated by this Agreement.

Section 9.05 No Guarantee of Success. Purdue and BDSI acknowledge and agree that nothing in this Agreement will be construed as representing any estimate or projection of (i) the successful Commercialization of any Licensed Product under this Agreement, (ii) the number of Licensed Products that will or may be successfully Commercialized under this Agreement, or (iii) anticipated sales or the actual value of any Licensed Products that may be successfully Commercialized under this Agreement. Neither Party makes any warranties, express or implied, or covenants concerning the success of the Commercialization of any Licensed Products.

Section 9.06 Sufficient Rights. BDSI represents and warrants that (a) it has and shall maintain during the Term of this Agreement (i) an exclusive license to or ownership of, as

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applicable, the Licensed Technology, the Licensed Marks and any other intellectual property rights which are the subject of Purdue’s licenses under this Agreement and (ii) the right to grant the licenses described in this Agreement and fulfill its obligations herein, and (b) the grant of such licenses by BDSI will not conflict with or violate any of the terms of any agreement of BDSI concerning the Licensed Technology or the Licensed Marks.

Section 9.07 No Infringement. BDSI represents and warrants that, to BDSI’s Knowledge as of the Effective Date, no valid claim of any issued patent owned by a Third Party will be infringed by the Commercialization of the Current Product in the Territory.

Section 9.08 Intellectual Property. BDSI represents and warrants that there are no other intellectual property rights owned or Controlled by BDSI or any of its Affiliates as of the Effective Date, other than the rights in the Licensed Technology, which cover the Current Product or would otherwise prevent Purdue from Commercializing the Current Product in the Territory as set forth herein.

Section 9.09 Disqualification. Each Party represents and warrants to the other that it has never been and is not currently under prosecution by Health Canada for behavior that would contravene Applicable Law, and each Party agrees that it will not obtain advice or assistance from any individual prosecuted by Health Canada or another health Regulatory Authority, under Applicable Law, or disciplined for contravention of their professional code of ethics. Each Party represents and warrants to the other that it has no Knowledge of any circumstances that may affect the accuracy of the foregoing warranties and representations, including, but not limited to, investigations of, or proceedings against, it or any person or entity with which it is associated or that provides services to such Party, and such Party will immediately notify the other in writing if it becomes aware of any such circumstances during the term of this Agreement.

Section 9.10 Arius. Parent represents and warrants that, as of the Effective Date, (i) it is the sole shareholder of Arius Two, Inc. (“Arius Two”) and Arius, (ii) Arius Two owns title to those Licensed Patents relating to the Licensed Products for which Arius Two is identified as the assignee thereof on Exhibit C, and (ii) Arius is the exclusive licensee of Arius Two with respect to such Licensed Patents.

Section 9.11 Compliance with Laws. Each Party represents and warrants to the other that it or its Affiliates have all permits, licenses and authorizations required by any Governmental Authority to be obtained by such Party in connection with this Agreement, or the grant of any intellectual property rights granted hereunder, except for the matters contemplated by Section 2.01, to which this Section 9.11 does not apply.

Section 9.12 Disclaimer. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT (INCLUDING THOSE SET FORTH ABOVE IN THIS ARTICLE IX) AND THE SUPPLY AGREEMENT, AND WITHOUT LIMITATION OF THE CONTRACTUAL RIGHTS AND OBLIGATIONS OF THE PARTIES IN THE QUALITY AGREEMENT, THE PARTIES MAKE NO REPRESENTATIONS AND GRANT NO WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND THE PARTIES EACH

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SPECIFICALLY DISCLAIM ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR USE OR PURPOSE.

ARTICLE X

INDEMNIFICATION; INSURANCE; LIMITATION OF LIABILITY

Section 10.01 Indemnification by BDSI. Subject to Section 10.03, BDSI hereby agrees to defend, indemnify and hold harmless Purdue, its Affiliates, and its and their respective officers, directors, employees, agents, other representatives, and successors and assigns (“Purdue Indemnitees”) from and against all suits, claims, proceedings or causes of action brought by Third Parties (“Claims”) brought against any Purdue Indemnitee, and all associated damages, liabilities, expenses and/or losses, including reasonable legal expenses and reasonable attorneys’ fees (collectively, “Losses”), arising out of BDSI’s, its Affiliates’, and its and their respective officers’, directors’, employees’, contractors’, agents’, other representatives’, and successors’ and assigns’ (i) negligence or willful misconduct with respect to the subject matter of this Agreement, (ii) failure to comply with any Applicable Law with respect to the subject matter of this Agreement, (iii) breach of this Agreement, or (iv) manufacture, use, sale, offer for sale, development, commercialization, import, or export of any Licensed Product(s) within or outside the Territory; provided, that BDSI shall not have any such obligation if and to the extent any such Claims or Losses result from any Purdue Indemnitees’ (A) negligence or willful misconduct, (B) failure to comply with Applicable Laws with respect to the subject matter of this Agreement, or (C) breach of this Agreement or the Supply Agreement.

Section 10.02 Indemnification by Purdue. Subject to Section 10.03, Purdue hereby agrees to indemnify, defend and hold harmless BDSI, its Affiliates, and its and their respective officers, directors, employees, agents, other representatives, and successors and assigns (collectively, “BDSI Indemnitees”) from and against all Claims brought against any BDSI Indemnitee, and any associated Losses, arising out of Purdue’s, its Affiliates’, and Sublicensees’, and its and their respective officers’, directors’, employees’, contractors’, agents’, other representatives’, and successors’ and assigns’ (i) negligence or willful misconduct with respect to the subject matter of this Agreement, (ii) failure to comply with any Applicable Law with respect to the subject matter of this Agreement, (iii) breach of this Agreement, or (iv) manufacture of Licensed Product not supplied to Purdue pursuant to the Supply Agreement or use, development, Commercialization, import or export of any Licensed Product(s), provided, that Purdue shall not have any such obligation if and to the extent any such Claims or Losses result from any BDSI Indemnitees’ (A) negligence or willful misconduct, (B) failure to comply with Applicable Laws with respect to the subject matter of this Agreement , or (C) breach of this Agreement or the Supply Agreement.

Section 10.03 Indemnification Procedures. Each Party’s agreement to indemnify, defend, and hold harmless under Section 10.01 or 10.02, as applicable, is conditioned upon the indemnified Party (a) providing written notice to the indemnifying Party of any Claim or Loss

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arising out of the indemnified matter as soon as reasonably practicable, and in any event no later than within *** after the indemnified Party has actual Knowledge of such Claim or Loss, provided, however, that, if the Party entitled to indemnification fails to promptly notify the indemnifying Party pursuant to this subsection (a), the indemnifying Party will only be relieved of its indemnification obligation under this Article X to the extent materially and adversely prejudiced by such failure or delay, (b) permitting the indemnifying Party to assume control over the investigation of, preparation and defense against, and settlement or voluntary disposition of any Claim, (c) assisting the indemnifying Party, at the indemnifying Party’s reasonable expense, in the investigation, preparation, defense, and settlement or voluntary disposition of any such Claim or Loss, and (d) not compromising, settling, or entering into any voluntary disposition of any such Claim without the indemnifying Party’s prior written consent, which consent shall not be unreasonably withheld. In no event may the indemnifying Party compromise, settle, or enter into any voluntary disposition of any Claim in any manner that explicitly admits material fault or wrongdoing on the part of the indemnified party, incurs non-indemnified liability (including any payment obligation) on the part of the indemnified party, would reasonably be anticipated to result in criminal liability on the part of the indemnified party, or would reasonably be anticipated to have a material and adverse effect on the business of the indemnified party without the prior written consent of the indemnified party, and in no event may the indemnifying Party settle, compromise, or agree to any voluntary disposition of any matter subject to indemnification hereunder in any manner which would, in the case of any settlement, compromise or voluntary disposition effected by Purdue pursuant to its rights or obligations under Section 10.02, reasonably be anticipated to have a material likelihood of adversely affecting any portion of the Licensed Technology or the Licensed Marks, or BDSI’s, its Affiliates’, or any of their respective Third Party licensees’ or Third Party sublicensees’ ability to manufacture, develop, or commercialize Licensed Products or any other BEMA-based Products anywhere in the world, without BDSI’s prior written consent.

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Section 10.04 Insurance.

(a) Except as otherwise provided below, BDSI shall maintain insurance, including commercial general liability, product liability and, for clinical trials it sponsors, clinical trials liability insurance (with such clinical trials coverage in such amounts as will be commercially reasonable to cover the conduct of the relevant studies including, without limitation, coverage as may be required by local law or regulation in countries outside of the United States), and workers compensation and employer’s liability insurance with respect to its activities under this Agreement regarding Licensed Products in such amount as it customarily maintains with respect to similar activities for its other products, but not less than (i) US$*** each occurrence and US$*** aggregate for commercial general liability, (ii) US$*** each occurrence and US$*** aggregate for product liability, and (iii) such amount as is reasonable and customary in the Canadian pharmaceutical industry for workers compensation and employer’s liability. Such coverage shall be maintained for *** following expiration or termination of this Agreement or if such coverage is of the “claims made” type, for *** following expiration or termination of this Agreement. Upon written request, BDSI shall provide Purdue with written evidence of the required coverage. Coverage may be in the form of primary insurance or a combination of primary and excess insurance.

(b) Except as otherwise provided below, Purdue shall maintain insurance, including commercial general liability, product liability, workers compensation and employer’s liability insurance, with respect to its activities under this Agreement regarding Licensed Products in such amount as it customarily maintains with respect to similar activities for its other products, but not less than (i) US$*** each occurrence and US$*** aggregate for commercial general liability, (ii) US$*** each occurrence and US$*** aggregate for product liability and (iii) such amount as is reasonable and customary in the Canadian pharmaceutical industry for workers compensation and employer’s liability. Such coverage shall be maintained for *** following expiration or termination of this Agreement or, if such coverage is of the “claims made” type, for *** following expiration or termination of this Agreement. Upon written request, Purdue shall provide BDSI with written evidence of the required coverage. Coverage may be in the form of primary insurance or a combination of primary and excess insurance. In the event that Purdue, any Affiliate thereof, or any Sublicensee sponsors or conducts a clinical trial involving a Licensed Product in the Territory, it shall make Commercially Reasonable additions to the insurance coverage described in this Section 10.04(b) with respect to such trial, including clinical trial insurance coverage. Notwithstanding the foregoing, it is hereby acknowledged by BDSI that, as of the Effective Date, no such clinical trials are currently planned or contemplated by Purdue.

(c) Each Party shall provide the other Party *** notice of any material change, cancellation or non-renewal of any required insurance under this Agreement. In the event of a material change, cancellation, or non-renewal in coverage, each Party shall replace such coverage to comply with this Agreement so that there is no lapse of coverage for any time period. It is understood that the above-required insurance shall not be construed to create a limit of either Party’s liability, with respect to its indemnification obligations or otherwise, under this Agreement.

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Section 10.05 Limitation of Liability. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR TO ANY AFFILIATE THEREOF OR TO ANY THIRD PARTY CLAIMING UNDER OR THROUGH SUCH PARTY OR ANY OF ITS AFFILIATES FOR LOST PROFITS, LOST REVENUE, LOST SAVINGS, LOSS OF USE, DAMAGE TO GOODWILL, OR FOR ANY SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY CONSEQUENTIAL OR PUNITIVE DAMAGES, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY (WHETHER BREACH OF CONTRACT, NEGLIGENCE, STRICT LIABILITY, OR OTHERWISE) AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING UNDER ANY CAUSE OF ACTION AND ARISING IN ANY WAY OUT OF THIS AGREEMENT, PROVIDED THAT, NOTWITHSTANDING THE FOREGOING, THE FOREGOING LIMITATION WILL NOT LIMIT EITHER PARTY’S (A) INDEMNIFICATION OBLIGATIONS FOR CLAIMS OR LOSSES UNDER ARTICLE 10.01 OR 10.02 OR (B) LIABILITY FOR PATENT INFRINGEMENT OR ANY BREACH OF ARTICLE VIII OR SECTION 11.10 OR 11.14.

ARTICLE XI

COVENANTS

Section 11.01 Books and Records. Except as otherwise explicitly provided herein, Purdue shall maintain complete and accurate written records of all of its and its Affiliates’ activities with respect to the Licensed Products, or other exercise of rights or performance of obligations hereunder, for a minimum of *** following the end of the Calendar Year to which they pertain, which records may be subject to audit and inspection by BDSI pursuant to Section 14.11. BDSI shall maintain complete and accurate written of all of its and its Affiliates’ activities with respect to the Licensed Products, or other exercise of rights or performance of obligations hereunder for a minimum of *** following the end of the Calendar Year to which they pertain, which records may be subject to audit and inspection by Purdue pursuant to Section 14.11. Each Party covenants and agrees that it shall permit representatives of the other Party (or any Third Party allowed to be granted such rights by the other Party under this Agreement) to exercise such inspection rights with regards to such Party’s Books and Records solely as expressly set forth in Section 14.11.

Section 11.02 Marketing Expenses. Purdue covenants and agrees that, as between Purdue and BDSI, Purdue shall be solely responsible for the cost and implementation of all of its own marketing, sales, promotional and related activities concerning the Commercialization of the Licensed Products in the Territory.

Section 11.03 Affiliates. Without limitation of Section 3.02(c), each of Purdue and BDSI shall cause its respective Affiliates who engage in the performance of any activities, exercise any rights, assume any obligations hereunder, or have access to, or know or use, the other Party’s Confidential Information, to comply with all obligations applicable to such Affiliates in connection therewith under this Agreement. Each Party shall be responsible and liable for any performance of its obligations hereunder by any of its Affiliates and their compliance with the terms of this Agreement in connection therewith, and any breach of the

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terms of this Agreement by any Affiliate of a Party shall be deemed a breach of this Agreement by such Party. Notwithstanding anything to the contrary, however, no Affiliate of Purdue shall be entitled to engage in any Commercialization of Licensed Product in the Territory without BDSI’s prior written consent, which consent shall not be unreasonably withheld.

Section 11.04 Compliance.

(a) Purdue covenants and agrees that it shall comply in all material respects with all Applicable Laws in connection with its (i) Commercialization of, or other activities with respect to, the Licensed Products and Demonstration Samples in the Territory, and (ii) other exercise of rights or performance of obligations hereunder, and Purdue shall cause all of its Affiliates, and shall use Commercially Reasonable Efforts to cause its Sublicensees and subcontractors, to comply with the foregoing obligation. Notwithstanding anything to the contrary, any failure of Purdue, any Affiliate thereof, or any Sublicensee to adhere to any Applicable Laws in the Territory concerning the handling of narcotics which materially adversely affects BDSI’s, its Affiliates’, or any of its or their licensees’ or sublicensees’ future manufacture, use, shipment, handling, sale, marketing, or distribution of buprenorphine (or any product incorporating buprenorphine) in connection with the Licensed Technology shall be deemed a material breach of this Agreement entitling BDSI, subject to prior notice and, with respect solely to the first such failure, a right to cure in the same manner as provided in Section 13.02(b), to terminate this Agreement immediately pursuant to Section 13.02(b). For the avoidance of doubt, the foregoing covenant does and shall not apply to, and BDSI acknowledges and agrees that Purdue is not assuming any responsibility or liability under any circumstances for, the use, possession, distribution, advertising or promotion of any Licensed Products or Demonstration Samples or any failure to comply with Applicable Laws concerning the handling of any narcotics, including buprenorphine, by or on behalf of BDSI, any of its Affiliates or any Third Party on its or their behalf or for its or their benefit prior to the Marketing Authorization Transfer.

(b) BDSI covenants and agrees that it shall comply in all material respects with all Applicable Laws in connection with its (i) activities with respect to the Licensed Products and Demonstration Samples in the Territory and (ii) other exercise of rights or performance of obligations hereunder, and BDSI shall cause all of its Affiliates and use Commercially Reasonable Efforts to cause its subcontractors to comply with the foregoing obligation.

Section 11.05 Reports. Purdue covenants and agrees that, except as otherwise specified in this Agreement, Purdue shall, following Marketing Authorization Transfer, have the obligation and responsibility for and shall make any and all necessary reports to each Competent Authority with respect to the Licensed Product in the Territory and shall provide BDSI with a complete copy of any such report as soon as reasonably possible but in any event within *** of the date of its submission of the report to each Competent Authority. Purdue covenants and agrees that, except as otherwise specified in this Agreement, Purdue shall, following Marketing Authorization Transfer, have the obligation and responsibility for and shall make any and all necessary reports in respect of the safe and lawful handling of the Licensed Products as a narcotic substance to each Competent Authority, and shall provide BDSI with a complete copy of any such report as soon as reasonably possible but in any event within *** of the date of submission of the report to each Competent Authority.

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Section 11.06 Further Actions. Upon the terms and subject to the conditions hereof, each of the Parties shall use its Commercially Reasonable Efforts to (a) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under Applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement, (b) obtain from Competent Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Parties in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, and (c) make all necessary filings, and thereafter make any other required submissions, with respect to this transaction under (i) the United States’ Securities Exchange Act of 1934, as amended and the United States’ Securities Act of 1933, as amended, and the rules and regulations thereunder and any other applicable securities laws and (ii) any other Applicable Law. The Parties shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the other Party’s counsel (subject to appropriate confidentiality restrictions) prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith.

Section 11.07 Equitable Relief. The Parties understand and agree that because of the difficulty of measuring economic losses to the non-breaching Party as a result of a breach of the covenants set forth in Article VIII or in this Article XI, and because of the immediate and irreparable damage that may be caused to the non-breaching Party for which monetary damages may not be a sufficient remedy, the Parties agree that the non-breaching Party may be entitled to seek specific performance, temporary and permanent injunctive relief, and such other equitable remedies to which it may then be entitled against the breaching Party. This Section 11.07 shall not limit any other legal or equitable remedies that the non-breaching Party may have against the breaching Party for violation of the covenants set forth in Article VIII or in this Article XI. The Parties agree that the non-breaching Party shall have the right to seek relief for any violation or threatened violation of Article VIII or this Article XI by the breaching Party from any court of competent jurisdiction in any jurisdiction authorized to grant the relief necessary to prohibit the violation or threatened violation of Article VIII or this Article XI. This Section 11.07 shall apply with equal force to the breaching Party’s Affiliates.

Section 11.08 Competing Products. During the Term, ***, neither BDSI (or any Affiliate thereof) nor Purdue (or Affiliate thereof) shall, directly or indirectly (including by way of acquisition or in license from a Third Party, but excluding by way of out license to a Third Party by an Affiliate of Purdue), register or apply for Governmental Approval, sell, offer for sale, commercially distribute, or otherwise commercialize (defined in manner similar to that of Commercialize, but with respect to products other than Licensed Products) any BDSI Competing Product in the Territory, and each Party shall ensure that its Affiliates comply with the foregoing obligations, subject to the remaining portions of this Section 11.08. Each Party shall ensure that its Affiliates comply with the foregoing obligations. Notwithstanding the preceding sentence,

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*** rights to (a) develop, manufacture, have manufactured, or use, in the Territory any products *** which are intended solely for commercial sale to Third Parties located outside the Territory, (b) develop, manufacture, have manufactured, use, sell, or offer for sale in the Territory any products *** or (c) otherwise exercise BDSI’s reserved rights under Section 3.02(a) or rights granted under Section 3.06 shall not be limited in any manner by this Agreement. Notwithstanding anything to the contrary in this Section 11.08, ***.

Section 11.09 Right of First Negotiation.

(a) If BDSI determines that it will (i) seek to grant any license to a Third Party that includes the right to market or promote an ROFN Product in the Territory or (ii) develop (for purposes of obtaining Marketing Authorization thereof in the Territory), sell, market, distribute, or otherwise commercialize any ROFN Product in the Territory (itself or via any Affiliate or Third Party) pursuant to Marketing Authorization thereof in the Territory, then BDSI shall promptly notify Purdue thereof in writing (the “ROFN Notice”). Purdue shall have [thirty (30)] days from the date it receives such ROFN Notice (the “ROFN Notice Period”) to notify BDSI in writing of Purdue’s desire to negotiate an agreement under which Purdue (or an Affiliate thereof) would be granted rights to develop and/or commercialize such ROFN Product in the Territory (a “Negotiation Notice”). ***. If Purdue does not provide BDSI with a Negotiation Notice within the ROFN Notice Period, or affirmatively notifies BDSI during such ROFN Notice Period that it will not pursue an agreement with BDSI with respect to such ROFN Product in the Territory, then Section 11.08 will not apply to, and shall terminate with respect to, such ROFN Product in the Territory.

(b) If Purdue delivers a timely Negotiation Notice, the Parties shall enter into a *** negotiation period *** (the “Negotiation Period”), during which time the Parties shall negotiate *** with each other in good faith concerning a license to Purdue with respect to the development and/or commercialization of the applicable ROFN Product in the Territory. Not less than *** prior to the end of the Negotiation Period, BDSI shall forward its last term sheet proposal to Purdue ***.

(c) In the event Purdue provides a Negotiation Notice as provided above, BDSI will promptly provide Purdue all material information and data in the possession and Control of BDSI that is directly related to the applicable ROFN Product, or its development and/or commercialization, in the Territory, that would be reasonably pertinent to either an understanding of, or the subject of, the license, as reasonably requested by Purdue as part of Purdue’s due diligence with respect to such license.

(d) If BDSI and Purdue do not mutually execute a definitive agreement with respect to a license during the Negotiation Period *** or Purdue declines in writing to enter into a license for the applicable ROFN Product, then Section 11.08 will not apply to, and shall terminate with respect to, such ROFN Product in the Territory.

Section 11.10 Right of First Refusal. Prior to BDSI entering into any license granting rights to any Third Party under any Patents owned or otherwise controlled by BDSI Covering an ROFR Product (“ROFR Patents”) to market and sell such ROFR Product in the Territory (a

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“Third Party License”), BDSI must notify Purdue in writing of the material terms of such Third Party License that were acceptable to BDSI and such Third Party (the “Third Party Offer”). Purdue will have *** from the date of such notice to elect in its sole discretion to enter into an agreement with BDSI granting Purdue rights under such ROFR Patents to market and sell such ROFR Product in the Territory on the terms of the Third Party Offer and otherwise on commercially reasonable terms and conditions (“ROFR Product License Agreement”).

If Purdue so elects to enter into an ROFR Product License Agreement with BDSI, BDSI will immediately cease all material discussions with any Third Party regarding any license to market and sell the applicable ROFR Product(s) under the ROFR Patents in the Territory and the Parties shall use Commercially Reasonable Efforts in good faith to negotiate and execute an ROFR Product License Agreement with each other. If (i) Purdue does not, within such *** period, elect in writing to enter into an ROFR Product License Agreement for such ROFR Product(s) or (ii) Purdue does make such an election but, despite BDSI’s Commercially Reasonable Efforts in good faith to negotiate and execute a ROFR Product License Agreement with Purdue, the Parties do not execute such an agreement within *** such election by Purdue, BDSI may pursue or resume discussions with any Third Party regarding the applicable Third Party License and enter into an agreement including such Third Party License with such Third Party. Upon execution of such an agreement with a Third Party, Purdue, or any Affiliate thereof with respect to any particular Third Party Offer’s terms for any particular ROFR Product(s) pursuant to this Section 11.10, the Parties’ rights and obligations under this Section 11.10 shall terminate and Section 11.08 will not apply to, and shall terminate with respect to, all ROFR Products in the Territory, provided that the material terms of such Third Party License shall not be materially more favorable to such Third Party than those last proposed to Purdue by BDSI. In the event such material terms of such Third Party License are to be more favorable to such Third Party than those last proposed to Purdue by BDSI, then BDSI shall restart the process described in this Section 11.10.

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Section 11.11 No Encumbrances. Except to the extent Purdue may assign this Agreement under Section 14.01, Purdue shall not, without the prior written consent of BDSI, such consent not to be unreasonably withheld, sell, license or sublicense (except as permitted by Section 3.02(a)), encumber or otherwise transfer to a Third Party any of Purdue’s rights in Governmental Approvals, Marketing Authorizations, or Regulatory Filings in respect to any Licensed Product.

Section 11.12 Cross-Border Protections. It is understood that Purdue receives no rights with respect to any Licensed Product or Licensed Technology or otherwise by virtue of this Agreement in any countries or territories other than the Territory. For greater certainty, but without limiting the generality of anything otherwise contained in this Agreement, it is expressly understood and agreed that Purdue shall:

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Purdue shall maintain complete and accurate written records in respect of its shipments of Licensed Products to its and their Affiliates, Sublicensees, distributors, and customers, and shall cause its Affiliates, Sublicensees, and distributors to maintain complete and accurate written records in respect of shipments of Licensed Products to customers, for a minimum of *** following the end of the Calendar Year to which they pertain, which records other than distributors’ records may be subject to audit and inspection by BDSI pursuant to Section 14.11 once per Calendar Year, provided that Purdue shall, upon BDSI’s request, promptly audit such records of any of its distributors pursuant to the terms of the applicable agreement(s) therewith and share the results of such audit with BDSI.

ARTICLE XII

PRODUCT RECALL

Section 12.01 Product Recall Determination. If at any time or from time to time, a Competent Authority requests or requires Purdue to conduct a Product Recall of any Licensed Product Commercialized or otherwise distributed by or for Purdue, any Affiliate thereof, or any Sublicensee in the Territory or if a voluntary Product Recall of any such Licensed Product in the Territory is contemplated by Purdue, any Affiliate thereof, or any Sublicensee, Purdue shall immediately notify BDSI in writing of the same. BDSI will notify Purdue of any voluntary or mandatory product recall of which BDSI becomes aware in respect of the Licensed Product in any jurisdiction other than the Territory.

Section 12.02 Product Recall Management. Purdue shall have the right to control and/or conduct any Product Recall of any Licensed Product Commercialized or otherwise distributed by or for Purdue, any Affiliate thereof, or any Sublicensee in the Territory, subject to Section 12.01. Purdue will conduct such Product Recall in a Commercially Reasonable manner determined by Purdue in its sole discretion and in compliance with all Applicable Law. Purdue, its Affiliates or Sublicensees, as applicable, shall maintain records of all sales and distribution of Licensed Products and customers in the Territory sufficient to reasonably adequately administer a Product Recall, for the period required by Applicable Law, and make such records available to BDSI or any designee thereof immediately upon request. BDSI shall cooperate, at, except as otherwise set forth in the Supply Agreement, Purdue’s expense, in the conduct of any Product Recall for such Licensed Product in the Territory as reasonably requested by Purdue. In the event Purdue notifies BDSI, or BDSI otherwise becomes aware, that Purdue, any Affiliate thereof, or any Sublicensee does not intend to undertake a Product Recall (i) in respect of any death or life-threatening Adverse Event associated with any Licensed Product or (ii) to comply with any Applicable Law with respect to any Licensed Product within, in either case, a reasonable period of time, or is unreasonably delayed in undertaking any such Product Recall, BDSI shall be entitled to do so without Purdue’s prior written consent, in which case Purdue shall cooperate (and cause its Affiliates and Sublicensees to cooperate) in the conduct of any such Product Recall as reasonably requested by BDSI.

Section 12.03 Product Recall Costs. Purdue shall, except to the extent set forth in the Supply Agreement, bear all costs and expenses related to the conduct of any Product Recall of any Licensed Product Commercialized or otherwise distributed by or for Purdue, its Affiliates or Sublicensees in the Territory.

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Section 12.04 Notification of Relevant Events. Throughout the duration of this Agreement, the Parties shall keep each other reasonably informed about any material adverse events, side effects, injury, toxicity or sensitivity reaction associated with the Licensed Products of which such Party becomes aware, whether or not any such effect is attributable to the Licensed Products. Purdue shall be responsible for reporting relevant side effects to the appropriate Competent Authorities in the Territory in accordance with Applicable Laws. Each Party shall promptly inform the other Party by telephone and in writing in the event any circumstances occur which may reasonably precipitate a possible or actual recall of any Licensed Products. Throughout the duration of this Agreement and with respect to all Licensed Products, the Parties shall immediately notify each other of any information a Party receives regarding any threatened or pending action, inspection or communication by or from a concerned Governmental Authority which may affect the safety or efficacy claims of the Licensed Products or the continued marketing of the Licensed Products.

ARTICLE XIII

TERM AND TERMINATION

Section 13.01 Term. This Agreement shall commence as of the Effective Date and expire on the later of (a) the first date on which there is not at least one Valid Claim of the Licensed Patents in the Territory Covering any Licensed Product or (b) February 14th of the Calendar Year immediately following the first complete Calendar Year following the tenth (10th) anniversary of First Commercial Sale in which Net Sales total less than CA$*** (such period, the “Term”). Licensee shall provide written notice to BDSI as soon as reasonably possible, but in any event within ***, following the end of the first complete Calendar Year following the tenth (10th) anniversary of First Commercial Sale in which Net Sales total less than CA$***.

Section 13.02 Termination by Either Party for Cause. Subject to Section 13.06, a Party may terminate this Agreement prior to the expiration of this Agreement upon the occurrence of any of the following:

(a) upon or after the permanent cessation of operations of the other Party without a successor, or the bankruptcy or judicially declared insolvency of such Party, or the dissolution or winding up of the other Party (other than dissolution or winding up for the purposes or reconstruction or amalgamation) without a successor; or

(b) upon or after the material breach of this Agreement or the Supply Agreement by the other Party (other than a failure to pay by Purdue under this Agreement, which is addressed in Section 13.03(b)), if the breaching Party has not cured such breach, if capable of being cured within such time period, within *** after written notice thereof by the non-breaching Party, provided that notwithstanding the foregoing, BDSI shall be entitled to terminate this Agreement pursuant to Section 13.03(b) without providing the aforementioned opportunity to cure.

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Section 13.03 Termination by BDSI. Subject to Section 13.07, BDSI may, by written notice to Purdue, terminate this Agreement:

(a) upon the failure by Purdue to pay the license fee pursuant to Section 3.01 within the time period set forth therein;

(b) upon the failure by Purdue on *** occasions to pay any amount overdue under this Agreement within *** from receipt of a written notice thereof to Purdue from BDSI (with respect to any amounts due under this Agreement pursuant to an invoice to be sent by BDSI, the first such invoice shall not be deemed “notice” for purposes of this paragraph), provided that any failure to pay resulting from any Third Party delays with respect to the transfer of funds from Purdue to BDSI that are out of the reasonable control of Purdue and its Affiliates (such as bank transfer delays) shall not constitute a “failure to pay” for purposes of this clause (b); or

(c) in the event the First Commercial Sale of a Licensed Product hereunder does not occur by the date nine (9) months from Marketing Authorization Transfer, provided that, to the extent that Purdue can reasonably demonstrate that manufacturing or supply delays outside of Purdue’s, its Affiliates’, and Sublicensees’ reasonable control prevented the First Commercial Sale from occurring by such date, such date shall be automatically extended by an amount equal to the extent of such manufacturing or supply delays.

Section 13.04 Discretionary Termination by Purdue.

(a) Purdue shall have the right to terminate this Agreement upon *** written notice to BDSI if, as determined by Purdue in its sole discretion, general market conditions indicate that the Licensed Product is not economically viable for Purdue in the Territory.

(b) BDSI shall notify Purdue in writing at least *** in advance of any Adverse BDSI Acquisition. Purdue shall have the right to terminate this Agreement on *** notice given by Purdue up to *** after the consummation of such Adverse BDSI Acquisition.

Section 13.05 Remedies. All of a non-breaching Party’s remedies with respect to a breach of this Agreement shall be cumulative, and the exercise of one remedy under this Agreement by the non-breaching Party shall not be deemed to be an election of remedies. These remedies shall include the non-breaching Party’s right to sue for damages for such breach without terminating this Agreement and to seek such other remedies as may be available to such Party at law or in equity.

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Section 13.06 Effect of Termination.

(a) Upon any expiration or termination of this Agreement, and subject to Section 13.06(b) and the exercise of the rights granted thereunder, (i) the rights granted under Sections 3.02 and 3.03 with respect to the Licensed Marks and the Licensed Technology, and any sublicenses granted thereunder, shall terminate, (ii) Purdue and its Affiliates shall (A) immediately transfer to BDSI all information in Purdue’s and its Affiliates’ possession concerning Licensed Products, Licensed Product inventory and work-in-process, Purdue Know-How, Purdue Patents, Purdue Marks, Purdue Documentation, Product-Related Materials, Regulatory Filings, Marketing Authorizations, and Governmental Approvals, including but not limited to any market research and competitive reports, marketing reports, and related data concerning Licensed Products or the Commercialization thereof in the Territory, and, if and as subsequently requested by BDSI in writing, (B) transfer and assign to BDSI all right, title, and interest in all Regulatory Filings, Marketing Authorizations, DINs, and Governmental Approvals, and Product-Related Materials (other than Purdue’s right, title or interest in or to any Purdue Know-How, Purdue Patents, Purdue Marks or any other Purdue intellectual property rights embodied in any of the foregoing), and Purdue will take, without delay, the steps required to effect re-assignment of the DINs to BDSI or a designee thereof, including by communicating the change in ownership to the relevant Competent Authority, (iii) Purdue shall, to the extent requested by BDSI, sell and deliver the inventory of Licensed Products and work-in-process to BDSI, and BDSI shall, within *** of such delivery, pay Purdue an amount to be negotiated and agreed upon by the Parties that shall not exceed Purdue’s reasonable, documented, direct cost of procuring such inventory or work-in-process, provided that, if BDSI exercises such right, BDSI will, if requested by Purdue and agreed to in writing by BDSI, assume Purdue’s obligations to Third Parties in the Territory with respect to the sale or distribution of such Licensed Product, subject to, and as shall be further detailed in, any such agreement between the Parties, (iv) Purdue hereby grants BDSI and its Affiliates the perpetual, irrevocable, royalty-free, fully-paid, exclusive right and license, transferable with this Agreement under Section 14.01 and with rights of sublicense, under the Purdue Know-How and Purdue Patents, and a perpetual, irrevocable, royalty-free, fully-paid license, transferable with this Agreement under Section 14.01 and with rights of sublicense, under the Purdue Marks, to develop, make, have made, use, sell, offer for sale, import, and export, market and promote Licensed Products and Demonstration Samples in the Territory (including but not limited to all Licensed Products Commercialized or under development by Purdue or any of its Affiliates or Sublicensees as of the effective date of termination), including the right to use all marketing, promotional and similar materials related solely to the Licensed Product that are in Purdue’s, its Affiliates’, or its Sublicensees’ Control, and (v) Purdue shall provide BDSI all information requested by BDSI concerning any manufacturing, supplier, distributor, research, development, clinical study, or other contracts concerning the Development, manufacture, or Commercialization of Licensed Products or Demonstration Samples entered into by Purdue or its Affiliates with Third Parties (“Product-Related Contracts”) and information related to any of the foregoing to the extent permitted by the terms thereof (and, if not so permitted, Purdue shall use reasonable efforts to obtain such permission and thereafter disclose to the extent enabled by such permissions) and, if and as subsequently requested by BDSI, (X) assign such Product-Related Contracts to BDSI (to the extent assignable in accordance with their terms or consent to such assignment is obtained by Purdue pursuant to the following clause (Y)), (Y) use Commercially Reasonable Efforts to obtain Third Parties’ consent to such assignment to the extent not permitted by the terms of such

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agreements, in order to enable such assignment as contemplated by clause (X), or (Z) otherwise reasonably facilitate BDSI’s establishment of similar relationships with such Third Parties. BDSI shall reimburse all of Purdue’s and its Affiliates’ reasonable, documented out-of-pocket costs in performing its obligations under clause (ii)(B) (except in the case of a termination of this Agreement by BDSI pursuant to Section 13.02 or 13.03 or by Purdue under Section 2.01(d), 6.04, or 13.04, in which case BDSI shall not have any such obligation) and clause (iv) above, provided that, in the case of clause (iv), (A) such costs shall only include reasonable, documented royalties or other licensing fees paid by Purdue and its Affiliates to Third Party licensors as a direct and sole result of BDSI’s exercise of rights or sale of Licensed Product in the Territory under any applicable license to Purdue from a Third Party and (B) BDSI has been provided full and complete information regarding such costs in advance with a reasonable opportunity to decline to be granted or terminate such a sublicense.

(b) Upon any expiration of this Agreement or termination of this Agreement other than by BDSI pursuant to Section 13.02 or 13.03, or as permitted in writing by BDSI in the event of any termination by BDSI pursuant to Section 13.02 or 13.03, Purdue (and/or its Affiliates and Sublicensees, if and as applicable) shall have the right, for a period of twelve (12) months from the date of termination to distribute and sell existing inventory of Licensed Products subject to the terms of this Agreement (including Article IV hereof and the payment of royalties thereunder) to the extent such inventory is not purchased by BDSI pursuant to Section 13.06(a)).

(c) Except as otherwise provided in this Agreement, expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Except as set forth below or elsewhere in this Agreement, the obligations and rights of the Parties under Articles I and IV and Sections 3.02(c), 3.05, 3.06, 8.01, 8.02, 8.03, 9.12, 10.01, 10.02, 10.03. 10.04 (to the extent set forth therein), 10.05, 11.01, 11.03, 11.07, 11.11, 12.01, 12.02, 12.03, 13.05, 13.06, 13.08, 14.01, 14.02, 14.03, 14.04, 14.05, 14.06, 14.07, 14.08, 14.09, 14.10, 14.11, 14.12, 14.13, and 14.14 shall survive expiration or termination of this Agreement.

(d) Subject to the provisions of this Section 13.06, and except as necessary to enable the exercise of any rights granted under this Agreement or perform any obligations under this Agreement following its expiration or termination, within *** following the expiration or termination of this Agreement, each Party shall return to the other Party, or destroy, upon the written request of the other Party, any and all Confidential Information of the other Party in its possession and upon a Party’s request, such destruction (or delivery) shall be confirmed in writing to such Party by a responsible officer of the other Party.

Section 13.07 Suspension of Cure Period Pending Dispute Resolution. If a Party gives notice of breach under Section 13.02 or Section 13.03 and the other Party, acting in good faith, disputes in writing prior to the end of the applicable cure period whether such notice was proper, then the issue of whether a material breach has occurred shall be resolved in accordance with Section 14.03. If as a result of such dispute resolution process it is determined that the notice of breach was proper, then such notice shall be deemed to have been effective if the breaching Party fails thereafter to cure such breach in accordance with the determination made in the resolution

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process within the applicable cure period following such determination. If as a result of such dispute resolution process it is determined that the notice of breach was improper, then no such notice shall be deemed to have been effective and this Agreement shall remain in effect. All of the terms and conditions of this Agreement, including all of the licenses granted hereunder, shall remain in full force and effect during the pendency of such dispute resolution process.

Section 13.08 Bankruptcy of BDSI. The rights granted to Purdue and BDSI in Article III and Section 13.06 are intended by the Parties to be grants of a right to “intellectual property,” as defined under Section 101(35A) of the U.S. Bankruptcy Code. The Parties intend for the protections of section 365(n) of the U.S. Bankruptcy Code (and any corresponding or similar protections under similar laws in the Territory) to apply to such licenses granted herein and nothing in the this Agreement limits a Party’s rights with respect thereto under section 365(n) of the U.S. Bankruptcy Code or such similar laws in the Territory; and if a Party’s obligations under the license are terminated in bankruptcy, such Party shall receive a copy of all applicable intellectual property (and embodiments thereof).

ARTICLE XIV

MISCELLANEOUS

Section 14.01 Assignment. Except as explicitly contemplated by this Agreement, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either Party without the prior written consent of the other Party (which consent shall not be unreasonably withheld); provided, however, that, notwithstanding anything to the contrary, either Party may assign this Agreement and its rights and obligations hereunder without the other Party’s consent (a) to any of the assigning Party’s Affiliates, including pursuant to a reorganization of such Party’s organizational structure solely for tax purposes, (b) in connection with the transfer, sale, or other disposition of all or substantially all of the assets or business of such assigning Party (or that portion thereof, or any portion of any product, to which this Agreement relates) to a Third Party, whether by merger, sale of stock, sale of assets or otherwise, or (c) for the benefit of a creditor or, in the event of any exercise of any remedies by a creditor, to a purchaser in a foreclosure sale of collateral (subject to assumption by such purchaser of all obligations under this Agreement). Notwithstanding the foregoing, any such assignment to an Affiliate shall not relieve the assigning Party of its responsibilities for performance of its obligations under this Agreement, so long as such Affiliate remains an Affiliate of the assigning Party. Each Party shall promptly notify the other Party of any purported assignment of this Agreement. The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any purported assignment not in accordance with this Agreement shall be void.

Section 14.02 Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement to the extent such failure or delay is caused directly by or results directly from causes beyond the reasonable control of the affected Party, including, but not limited to, fire, floods, embargoes, terrorism, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor

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disturbances, acts of God or acts, omissions, delays, or actions by any Governmental Authority or for any other reason which is completely beyond the reasonable control of the Party (other than by reason of such Party failing to comply with Applicable Law) (collectively a “Force Majeure”). The Party prevented from carrying out its obligations hereunder shall give written notice to the other Party of an event of Force Majeure upon it being reasonably foreseen with reasonable certainty by, or becoming known to, the affected Party, such notice to describe the cause and estimated effect of the event of Force Majeure. If and to the extent that a Party is delayed or prevented from performing its obligation under this Agreement, other than a payment of monetary obligations, due to a Force Majeure, such Party shall nonetheless use its Commercially Reasonable Efforts to mitigate, avoid or end such delay or failure in performance to the extent and as soon as reasonably practicable.

Section 14.03 Governing Law; Jurisdiction; Dispute Resolution.

(a) This Agreement shall be governed by and construed under the state laws of the State of New York, without reference to its conflicts of laws principles.

(b) In the event that any controversy or claim shall arise between the Parties under, out of, in connection with, or relating to this Agreement or the breach thereof, the Party initiating such controversy or making such claim shall provide to the other Party written notice containing a brief and concise statement of the initiating Party’s claims, together with relevant facts supporting them. During a period of ***, or such longer period as may be mutually agreed upon in writing by the Parties, following the date of said notice, the Parties shall make good faith efforts to settle the dispute. Such efforts may include, but shall not be limited to, full presentation of both Parties’ claims and responses, with or without the assistance of counsel, before the chief executive officers (or their designees) of the Parties. If for whatever reason the Parties are unable to resolve the dispute within *** after the issuance of a notice of dispute, then either Party may, by written notice to the other Party, submit the dispute to binding arbitration in accordance with the provisions of Section 14.03(c).

(c) In the event that the Parties have been unable to reach accord using the procedures set forth in Section 14.03(b), either Party may seek final resolution of the matter through binding arbitration upon written notice to the other Party. The failure of a Party to comply with the provisions of Section 14.03(b) with respect to any controversy or claim shall, except as set forth in Section 14.03(d), constitute an absolute bar to the institution of any proceedings, by arbitration or otherwise, by such Party with respect to such controversy or claim. Any such arbitration shall be held in a location that is mutually agreed upon by the Parties, which provides neither party an advantage (or, if the Parties are unable to agree on a location within *** of the initiation of arbitration hereunder, such location shall be New York, New York), in the English language before a single independent, neutral arbitrator, who shall be selected by agreement of the Parties, or, if the Parties cannot agree within *** after commencement of arbitration, then by the American Arbitration Association (“AAA”) in accordance with the then existing Commercial Arbitration Rules of the AAA (the “Rules”) and judgment upon the award rendered by the arbitrator may be entered or enforced in any court having jurisdiction thereof. The arbitrator shall have at least *** experience in pharmaceutical patent licensing. The arbitrator shall permit the Parties to have discovery to the extent permitted by the Rules. The

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decision of the arbitrator shall be final and binding on the Parties and shall be accompanied by a written opinion of the arbitrator explaining the arbitrator’s rationale for its decision. Except as may otherwise be determined by the arbitrator in its award to be just and appropriate in light of the particular circumstances and outcome of the arbitration, the Party losing the arbitration shall pay all fees and costs of the arbitrator and the AAA and reimburse the prevailing Party for its reasonable attorneys’ fees, costs, expenses, and disbursements (including, for example, expert witness fees and expenses, photocopy charges and travel expenses). The intent of the Parties is that, except for the entering of an arbitration order in a court of competent jurisdiction or as set forth in Section 14.03(d), disputes shall be resolved finally in arbitration as provided above, without appeal, and without recourse to litigation in the courts.

(d) Notwithstanding the foregoing provisions of this Section 14.03, (i) each Party shall be entitled to seek injunctive or equitable relief to enforce the respective covenants and agreements of the Parties in this Agreement and (ii) either Party may initiate an action before any court having competent jurisdiction in order to obtain interim or conservatory relief, such as an order to preserve the status quo and to avoid incurring irreparable harm pending the resolution of any dispute that is submitted to arbitration, to prevent or enjoin, without in either case complying with the procedures set forth in Section 14.03(b) or 14.03(c).

Section 14.04 Waiver. No waiver of any term or condition of this Agreement shall be effective unless set forth in a written instrument duly executed by or on behalf of the waiving Party. Except as specifically provided for herein, the waiver from time to time by either of the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party’s rights or remedies provided in this Agreement.

Section 14.05 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Any provision of this Agreement held invalid or unenforceable in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 14.06 Notices. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered personally, by e-mail or by facsimile machine, receipt confirmed, (b) on the following business day, if delivered by a nationally recognized overnight courier service, with receipt acknowledgement requested, or (c) three (3) business days after mailing, if sent by registered or certified mail, return receipt requested, postage prepaid, in each case, to the Party to whom it is directed at the following address (or at such other address as any Party shall hereafter specify by notice in writing to the other Parties):

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If to BDSI:	BioDelivery Sciences International, Inc.
4131 Parklake Avenue, Suite #225
Raleigh, North Carolina 27612
Attn: Mark Sirgo, Chief Executive Officer
Telephone: 919-582-9050
Facsimile: 919-582-9051

Copies (which shall not constitute notice) to:	Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27607 USA
Attn: Jason S. Wood
Telephone: (919) 781-4000
Facsimile: (919) 781-4865

If to Purdue:	Purdue Pharma
575 Granite Court Pickering, ON L1W 3W8 Attn: Dr. Craig Landau, President & CEO Telephone: 905-421-3356 Facsimile: 905-420-4193

Copies (which shall not constitute notice) to:

Purdue Pharma 575 Granite Court Pickering, ON L1W 3W8 Attn: Jacqueline LeSaux, Vice President, Legal Telephone: 905-420-4958 Fax: 905-420-4193

Section 14.07 Independent Contractors. It is expressly agreed that BDSI and Purdue shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership or agency of any kind. Neither BDSI nor Purdue shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

Section 14.08 Rules of Construction. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any applicable law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document. Whenever the context hereof shall so require, the singular shall include the plural, the male gender shall include the female gender and neuter, and vice versa.

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Section 14.09 Publicity. Neither Purdue nor BDSI will make any public announcement in respect of this Agreement or the matters contemplated hereby without the other Party’s prior written approval, such approval not to be unreasonably withheld, except as may be required by applicable law, rule, or regulation or the rules and regulations of the Securities and Exchange Commission, any national securities exchange (including those located in countries outside of the United States) or the Nasdaq Stock Market, and provided that, notwithstanding anything to the contrary, BDSI shall be entitled to announce or disclose that BDSI has earned any of the milestone payments described under Section 4.02 (which announcement may describe the triggering milestone event). Where a public announcement or disclosure is required by required by applicable law, rule, or regulation or the rules and regulations of the Securities and Exchange Commission, any national securities exchange (including those located in countries outside of the United States) or the Nasdaq Stock Market, or if BDSI is announcing or disclosing that BDSI has earned any of the milestone payments described under Section 4.02 (which announcement may describe the triggering milestone event), the Party required to make the announcement or disclosure or BDSI, respectively, will, to the extent reasonably practicable, reasonably in advance of such announcement or disclosure (1) inform the other Party of the contents of the proposed announcement and (2) afford the other Party a reasonable opportunity to comment on the announcement or disclosure in draft form. Notwithstanding the foregoing, no consent of any Party shall be required to release information which has previously been made public. Notwithstanding, and without limitation of, the foregoing, both Parties shall use reasonable good faith efforts to agree on a press release to be issued promptly following the execution of this Agreement. Any notice to or request for approval to be made pursuant to this Section 14.09 shall be made in accordance with Section 14.06, or by email to *** for Purdue or *** for BDSI, except that in the case of notices to or requests for approval from Purdue, a copy of such notices or requests for approvals shall also be directed to, in addition to those persons named in Section 14.06, ***.

Section 14.10 Entire Agreement; Amendment. This Agreement (including the Exhibits attached hereto), the Supply Agreement and, upon execution thereof by the Parties, the Quality Agreement and the Pharmacovigilance Agreement sets forth all of the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties with respect to the subject matter hereof and supersedes and terminates all prior agreements and understandings between the Parties. There are no covenants, promises, agreements, warranties, representations conditions or understandings, either oral or written, between the Parties other than as set forth herein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by the respective authorized officers of the Parties.

Section 14.11 Audit and Inspection Rights. Upon *** prior written notice from either Party (the “Requesting Party”), the Party receiving such notice (the “Audited Party”) shall permit an independent certified public accountant selected by the Requesting Party (or any designee thereof) and reasonably acceptable to the Audited Party (with respect to inspections or audits directly concerning financial matters) or any designee selected by the Requesting Party and reasonably acceptable to the Audited Party (with respect to inspections or audits not directly concerning financial matters) to audit and/or inspect only those Books and Records (including

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but not limited to financial records) as may be necessary pursuant to the terms of the applicable Section of this Agreement granting the applicable audit and/or inspection rights to the Requesting Party pursuant to this Section 14.11. For greater certainty, the Audited Party shall not disclose, nor be required to disclose, to the independent accounting firm, and the independent accounting firm shall not audit, inspect or disclose to the Requesting Party, any competitively sensitive or strategic information of the Audited Party to the extent directly and solely related to any product other than the Licensed Product and/or any jurisdiction other than the Territory. Any such independent accounting firm or designee shall be subject to the confidentiality provisions of this Agreement. In the case of any audit and/or inspection directly concerning financial matters, a copy of any report provided to a Party by the accountant shall be given concurrently to the other Party and shall be considered the Audited Party’s Confidential Information. Subject to the terms of this paragraph, any such inspection or audit shall be conducted (a) at the sole cost of the Requesting Party and (b) during the Audited Party’s normal business hours. If the applicable audit involves payments made and/or to be made by one Party to the other Party and such accounting firm concludes that there was an overpayment or underpayment by one Party to the other Party with respect thereto, within *** of the date of delivery of such accounting firm’s report concluding that an overpayment or underpayment occurred, the amount overpaid shall be promptly repaid by the overpaid Party or the amount underpaid shall be promptly augmented by the underpaying Party as necessary to correct the underpayment, and if there was an underpayment, the underpaying Party shall pay interest on the unpaid amount at the rate set forth in Section 4.03(c). If the amount of such underpayment for any particular Calendar Quarter was equal to or greater than *** of the proper amount payable with respect to such Calendar Quarter, the Audited Party shall promptly reimburse the Requesting Party for the reasonable, documented costs associated with the audit.

Section 14.12 Headings. The captions contained in this Agreement are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles hereof.

Section 14.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement may be transmitted via email or facsimile and such signatures shall be deemed to be originals.

Section 14.14 CREATE Act This Agreement includes a joint research agreement as defined in 35 U.S.C. § 103(c)(3).

[Signature page to follow.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in duplicate by their duly authorized officers as of the Effective Date.

ARIUS PHARMACEUTICALS, INC.

By:

Name:

Title:

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:

Name:

Title:

PURDUE PHARMA

By its general partner, PURDUE PHARMA INC.

By:

Name:

Title:

Signature page to License Agreement

EXHIBIT A

INITIAL BDSI TPMCXA

Dosage Strength of Licensed Product	Initial BDSI TPMCXA

*** mcg	US$***
*** mcg	US$***
*** mcg	US$***
*** mcg	US$***
*** mcg	US$***
*** mcg	US$***
*** mcg	US$***

EXHIBIT B

LICENSED MARKS

Mark	Application No./Date	Registration No./Date	Renewal Date	Goods

BELBUCA	1,694,096 09/16/2014	TMA932,689 03/29/2016	03/29/2031	Pharmaceutical preparations, namely analgesics.

EXHIBIT C

LICENSED PATENTS

Appln. No.	Status	Filing Date	Patent No.	Issue Date	Exp. Date	Assignee

2268187	Granted	16-Oct-1997	2268187	05-Jun-2007	16-Oct-2017	Arius Two, Inc.

2658585	Granted	20-Jan-2009	2658585	01-Mar-2011	23-Jul-2027	BioDelivery Sciences International, Inc.

2859859	Pending	18-Jun-2014				BioDelivery Sciences International, Inc.

EXHIBIT D

LICENSED MARK GUIDELINES

1. The Licensed Marks must only be used in accordance with the applicable registrations set forth in Exhibit B of this Agreement.

2. Each Licensed Mark should always be used in its entirety. Do not dissect any Licensed Mark into separate parts.

3. Each Licensed Mark must never be confused or blurred by printing it over additional design elements as distracting color overlays, ornamentation, textures or photographs in such a manner that a reasonable person would be unable to read or distinguish the Licensed Mark.

4. All goods displaying a Licensed Mark must maintain the highest possible quality. Do not use the Licensed Mark in connection with products or services inferior to the quality of other products and services bearing the Licensed Mark.

5. Do not use a Licensed Mark in any manner that will reflect adversely upon the goodwill and reputation associated with such Licensed Mark, any Licensed Product, or BDSI.

6. Each Licensed Mark is a noun and should not be used in print or verbally as an adjective, a verb or other part of speech.

7. The ® symbol should be displayed next to a Licensed Mark if the Licensed Mark is registered. Otherwise, the ™ symbol should be used.

8. Each Licensed Marks should only be used to refer to the Licensed Product.

9. The Licensed Marks should never be used in a way that is misleading or may imply association of unrelated products or companies.

10. Where typically included, use of any Licensed Mark should be accompanied by the following statement: “[Licensed Mark] is a registered trademark of BioDelivery Sciences International, Inc., used with permission by Purdue Pharma.”

EXHIBIT E

***

EXHIBIT F

ENDO HEALTH CANADA LETTER

***

SCHEDULE 2.01(D)

INITIAL NOC FEE AMOUNT

***

SCHEDULE 5.01(A)

COMMERCIALIZATION EFFORTS

***